EXHIBIT 10.1


                     Amended and Restated Systems Operations



                               Services Agreement



                                     Between



                               Eckerd Corporation



                                       and



                       IBM Global Services US Division of

                   International Business Machines Corporation



                           Dated as of March 23, 1998



                                TABLE OF CONTENTS



ARTICLE 1        DEFINITIONS..................................................6
ARTICLE 2        TERM.........................................................10
ARTICLE 3        PROVISION OF THE DESIGNATED SERVICES.........................10
   3.01     Designated Services...............................................10
   3.02     Service Locations.................................................10
   3.03     Security and Related Procedures...................................11
   3.04     Migration Services................................................11
   3.05     Client/Server Environment.........................................12
   3.06     Machines..........................................................12
   3.07     Replacements......................................................13
   3.08     Machine Maintenance...............................................13
   3.09     New Releases and Versions of the Software.........................13
   3.10     Software Maintenance..............................................14
   3.11     Consolidation, Installation and Relocation........................15
   3.12     Systems Management................................................15
   3.13     Help Desk.........................................................15
   3.14     VSAT Data Network.................................................16
   3.15     Data Services.....................................................17
   3.16     Field Support Services............................................18
   3.17     Office Automation.................................................18
   3.18     New, Replacement or Eliminated Software...........................19
   3.19     Consultation Services.............................................19
ARTICLE 4        APPLICATION DEVELOPMENT......................................19
   4.01     Application Development...........................................19
   4.02     Provision of AD FTEs..............................................19
   4.03     AD FTE Consumption................................................20
   4.04     Additional Application Development................................20
   4.05     Reduction to AD FTE Baseline......................................20
ARTICLE 5        PROJECTS.....................................................21
   5.01     Project Management................................................21
   5.02     Project Implementation............................................21
   5.03     Technology Refresh................................................21
ARTICLE 6        NEW SERVICES.................................................21
   6.01     New Services......................................................21
   6.02     Third Party Services..............................................22
ARTICLE 7        PERFORMANCE STANDARDS........................................22
   7.01     Designated Performance Standards..................................22
   7.02     New Performance Standards.........................................22
   7.03     Adjustment of Performance.........................................23
   7.04     Root-Cause Analysis...............................................23
ARTICLE 8        PROJECT TEAM.................................................23
   8.01     Joint Advisory Committee..........................................23
   8.02     IBMGS-US Project Executive........................................23
   8.03     Key Employees.....................................................24
   8.04     IBMGS-US Project Executive Staff..................................24
   8.05     Project Staff.....................................................24
   8.06     Subcontractors....................................................24
   8.07     Managerial Control................................................25
   8.08     Non-Competition...................................................25
ARTICLE 9        MANAGEMENT AND CONTROL.......................................25
   9.01     Procedures Manual.................................................25
   9.02     Change Control Procedures.........................................25
ARTICLE 10       ECKERD RESOURCES.............................................26
   10.01    Eckerd Resources..................................................26
   10.02    Eckerd Leased Assets and Eckerd Services Contracts................26
   10.03    Eckerd Third Party Software.......................................26
   10.04    Eckerd Data Network...............................................27
   10.05    Moves, Adds and Changes...........................................27
   10.06    Modification, Extension and Termination of Third Party Agreements.28
   10.07    Failure to Obtain Consents or to Provide Resources................28
   10.08    Appointment of Agent..............................................28
   10.09    Additional Agreements.............................................28
   10.10    Eckerd Help Desk..................................................28
   10.11    Additional Equipment..............................................29
ARTICLE 11       ECKERD OBLIGATIONS...........................................29
   11.01    Eckerd IS Executive...............................................29
   11.02    Eckerd Facilities and Related Services............................29
   11.03    Eckerd Machines...................................................30
   11.04    Application Information Requirements..............................30
   11.05    Voice Communication Services......................................30
   11.06    Retained Resources................................................30
ARTICLE 12       SOFTWARE AND PROPRIETARY RIGHTS..............................31
   12.01    Eckerd Software...................................................31
   12.02    Developed Software................................................31
   12.03    IBMGS-US Software.................................................32
   12.04    IBMGS-US License..................................................32
   12.05    Changes and Upgrades to Software..................................32
   12.06    Access to AD/M Tools and Methodologies............................33
ARTICLE 13        CONSENTS....................................................33
ARTICLE 14        DATA AND REPORTS............................................33
   14.01    Ownership of Eckerd Data..........................................33
   14.02    Correction of Errors..............................................33
   14.03    Return of Data....................................................34
   14.04    Reports...........................................................34
ARTICLE 15        DATA AND SOURCE CODE TAPES..................................34
ARTICLE 16        CONTINUED PROVISION OF SERVICES.............................34
   16.01    Disaster Recovery Plan............................................34
   16.02    Force Majeure.....................................................35
ARTICLE 17        PAYMENTS TO IBMGS-US........................................36
   17.01    Annual Services Charges...........................................36
   17.02    New Services Fees.................................................36
   17.03    Additional Resource Charges and Reduced Resource Charges..........36
   17.04    Cost of Living Adjustment.........................................36
   17.05    Significant Business Changes and New Entities.....................38
   17.06    Extraordinary Decrease in Eckerd Work.............................38
   17.07    Payment Schedule..................................................39
   17.08    Taxes.............................................................39
   17.09    Expenses..........................................................40
   17.10    Proration.........................................................40
   17.11    Rights of Set-Off.................................................40
   17.12    Refundable Items..................................................40
   17.13    Purchasing-Consideration..........................................41
   17.14    Lexington Baseline Adjustment.....................................41
   17.15    IBM Help Desk Baseline Adjustment.................................42
   17.16    Field Services Baseline Adjustment................................42
   17.17    Technology Improvements...........................................43
ARTICLE 18        AUDITS......................................................43
   18.01    Audit of Processing...............................................43
   18.02    Audit of Charges..................................................43
   18.03    IBMGS-US Audit....................................................44
ARTICLE 19        CONFIDENTIALITY.............................................44
   19.01    Confidential Information..........................................44
   19.02    Unauthorized Acts.................................................45
   19.03    Action by IBMGS-US................................................45
ARTICLE 20        REPRESENTATIONS AND WARRANTIES..............................45
   20.01    By Eckerd.........................................................45
   20.02    By IBMGS-US.......................................................46
   20.03    Disclaimer........................................................46
ARTICLE 21        JOINT ADVISORY COMMITTEE AND DISPUTE RESOLUTION.............46
   21.01    Joint Advisory Committee..........................................46
   21.02    Dispute Resolution................................................47
   21.03    Continued Performance.............................................47
ARTICLE 22        TERMINATION.................................................47
   22.01    Termination for Convenience.......................................47
   22.02    Termination for Cause.............................................47
   22.03    Termination for Failure to Provide the Services...................48
   22.04    Other Terminations................................................48
   22.05    Effect of Expiration or Terminations..............................48
   22.06    Client/Server.....................................................49
   22.07    Termination for Change of Control.................................49
ARTICLE 23        TERMINATION FEE.............................................50
   23.01    Termination for Convenience.......................................50
   23.02    Technology Improvements...........................................50
   23.03    No Additional Fees................................................50
   23.04    Termination for Change of Control.................................51
   23.05    Proration.........................................................51
ARTICLE 24        TERMINATION ASSISTANCE......................................51
ARTICLE 25        INDEMNITIES.................................................52
   25.01    Indemnity by Eckerd...............................................52
   25.02    Indemnity by IBMGS-US.............................................52
   25.03    Indemnity and Contribution........................................53
   25.04    Indemnification Procedures........................................53
ARTICLE 26        DAMAGES.....................................................54
   26.01    Consequential Damages.............................................54
   26.02    Credits...........................................................54
   26.03    Limitation of Direct Damages......................................54
   26.04    Exclusion.........................................................54
   26.05    Remedies..........................................................55
ARTICLE 27        MISCELLANEOUS...............................................55
   27.01    Assignment........................................................55
   27.02    Notices...........................................................55
   27.03    Counterparts......................................................56
   27.04    Headings..........................................................56
   27.05    Relationship......................................................56
   27.06    Consents, Approvals and Requests..................................56
   27.07    Severability......................................................57
   27.08    Waiver............................................................57
   27.09    Publicity.........................................................57
   27.10    Entire Agreement..................................................57
   27.11    Amendments........................................................57
   27.12    Governing Law.....................................................57
   27.13    Survival..........................................................57
   27.14    Third Party Beneficiaries.........................................58
   27.15    Insurance.........................................................58
   27.16    Covenant of Further Assurances....................................58
   27.17    Hiring of Employees...............................................58
   27.18    EDI...............................................................59
   27.19    Construction......................................................59
   27.20    Interpretation of Documents.......................................59



                  THIS AMENDED AND RESTATED SYSTEMS OPERATIONS SERVICES AGREEMENT (this "Agreement"), dated as of March 23, 1998 (the "Agreement Date"), by and between ECKERD CORPORATION, a Delaware corporation, with an office at 8333 Bryan Dairy Road, Largo, Florida 33777 ("Eckerd") and IBM Global Services US Division of International Business Machines Corporation, with an office at Route 100, Somers, NY 10589 ("IBMGS-US") amends and restates in its entirety that certain Systems Operations Services Agreement between Jack Eckerd Corporation and Integrated Systems Solutions Corporation, dated as of July 1, 1993 (the "Original Agreement"). Eckerd is the
  successor-in-interest to Jack Eckerd Corporation and IBMGS-US is the successor-in-interest to Integrated Systems Solutions Corporation.



                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Original Agreement Eckerd has been obtaining from IBMGS-US, and IBMGS-US has been providing to Eckerd, the systems operations and related services described in the Original Agreement on the terms and conditions set forth in the Original Agreement,

                  WHEREAS, Eckerd and IBMGS-US now desire to amend and restate the Original Agreement in its entirety to reflect certain agreements between Eckerd and IBMGS-US in respect of such services and such terms and conditions-and

                  WHEREAS, IBMGS-US intends to perform the services described in this Agreement so as to meet the ongoing needs and requirements of Eckerd as described in this Agreement and to reflect appropriate new technologies for providing such services.

                  NOW, THEREFORE, for and in consideration of the agreements of the parties set forth below, Eckerd and IBMGS-US (collectively, the "Parties"; each, a "Party") agree as follows:


ARTICLE 1          DEFINITIONS.

The following defined terms shall have the meanings specified in the portion of the Agreement indicated below:

TERM                                                          DEFINED IN

Actual Inflation                                              Section 17.4
AD FTE ARC Rate                                               Schedule J
AD FTE Base Rate                                              Section 4.03
AD FTE Baseline                                               Section   4.02
AD FTE RRC Rate                                               Schedule J
AD FTEs                                                       Section 4.01
AD Services                                                   Section   4.01
ADIM Services                                                 Section   4.01
Affiliate                                                     Section 3.04
Agreement                                                     Heading
Agreement Date                                                Heading
AM FTE ARC Rate                                               Schedule J
AM FTE Baseline                                               Section 3.10
AM FTE RRC Rate                                               Schedule J
AM FTEs                                                       Schedule J
AM Services                                                   Section 3.10
Annual Services Charges                                       Section 17.01
Applicable CPI-U                                              Section 17.04
Application(s)                                                Section 3.09
Application Development Services                              Section 4.01
Application Maintenance Services                              Section 3.10
ARCs                                                          Section   17.03
Change Control Procedures                                     Section 9.02
Change In Control                                             Section 22.07
Change(s)                                                     Section 9.02
Claim                                                         Section   25.04
Client/Server Environment                                     Section 3.05
COLA                                                          Section 17.04
Commencement Date                                             Article 2
Confidential Information                                      Section 19.01
Consents                                                      Article 13
Contract Year                                                 Article 2
Corporate Campus                                              Section 3.17
CPI-U                                                         Section 17.04
Credit(s)                                                     Section 26.02
Critical Applications                                         Section 16.01
DASD                                                          Section 17.04
Data Center(s)                                                Section 3.02
Data Tapes                                                    Article 15
Data Transmission Equipment                                   Section 10.04
Depot Services                                                Section 3.16
Designated Performance Standard(s)                            Section 7.01
Designated Services                                           Section 3.01
Developed Software                                            Section 12.02
Direct Damages Cap                                            Section 26.03
Disaster                                                      Section 16.01
Disaster Recovery Plan                                        Article 16.01
Distribution Centers                                          Section 3.02
Eckerd                                                        Heading
Eckerd Consents                                               Article 13
Eckerd Data                                                   Section 14.01
Eckerd Data Network                                           Section 10.04
Eckerd Help Desk                                              Section 10.10
Eckerd IS Executive                                           Section 11.01
Eckerd Leased Assets                                          Section 10.02
Eckerd Machines                                               Section 3.06
Eckerd Proprietary Software                                   Section 12.01
Eckerd Resource(s)                                            Section 10.01
Eckerd Service Locations                                      Section 3.02
Eckerd Services Contracts                                     Section 10.02
Eckerd Software                                               Section 12.01
Eckerd Third Party Software                                   Section 12.01
Eckerd Third Party Software Licenses                          Section 10.03
End-User Machines                                             Section 11.06
End-User Software                                             Section 11.06
End-Users                                                     Section 11.06
Extension Period                                              Article 2
Fees                                                          Section 17.07
Field Support Services                                        Section 3.16
Force Majeure Event                                           Section 16.02
FTE                                                           Schedule J
Help Desk Adjusted Baseline                                   Section 17.15
Help Desk Services                                            Section 3.13
Indemnified Party                                             Section 25.04
Indemnifying Party                                            Section 25.04
Inflation Sensitivity                                         Section 17.04
Initial Term                                                  Article 2
IBMGS-US                                                      Heading
IBMGS-US Consents                                             Article 13
IBMGS-US Help Desk                                            Section 3.13
IBMGS-US Machines                                             Section 3.06
IBMGS-US Project Executive                                    Section 8.02
IBMGS-US Proprietary Software                                 Section 12.03
IBMGS-US Service Locations                                    Section 3.02
IBMGS-US Software                                             Section 12.03
IBMGS-US Third Party Software                                 Section 12.03
IVO                                                           Section 17.13
Joint Advisory Committee                                      Section 8.01
Key Employee(s)                                               Section 8.03
Largo Data Center                                             Section 10.11
Largo Data Center Resource Baseline                           Schedule J
Lexington Adjusted Baseline                                   Section 17.14
Lexington Data Center                                         Section 3.04
Lexington Y2K Resources                                       Section 17.14
Level 2 Support                                               Schedule E
Machines                                                      Section 3.06
Migration Plan                                                Section 3.04
New Application(s)                                            Section 6.01
New Performance Standards                                     Section 7.02
New Service(s)                                                Section 6.01
New Services Fees                                             Section 6.01
New Services Work Order                                       Section 6.01
OA                                                            Schedule E
OA End User Blocks                                            Schedule J
OA Services                                                   Section 3.17
Original Agreement                                            Heading
Party(ies)                                                    Recitals
Performance Standards                                         Section 7.02
Planned Store Activity                                        Section 17.05
Procedures Manual                                             Section 9.01
Project Executives                                            Section 8.01
Project Staff                                                 Section 8.05
Protected Inflation                                           Section 17.04
Protection Index                                              Section 17.04
Ramp Down Period                                              Section 10.10
Reassignment Waiver(s)                                        Section 8.02
Refresh Buyout                                                Section 5.03
Report(s)                                                     Section 14.04
Resource Baseline(s)                                          Section 17.03
Retail Consultant                                             Section 3.19
Retained Resources                                            Section 11.06
RRCs                                                          Section 17.03
Service Locations                                             Section 3.02
Services                                                      Section 6.01
Software                                                      Section 12.05
Source Code Tapes                                             Article 15
SSR                                                           Section 3.16
Standard Desktop Configuration                                Section 3.17
Standard Desktop Software                                     Section 3.09
Store(s)                                                      Section 3.02
Store System Support Services                                 Section 3.16
Systems                                                       Section 3.12
Systems Software                                              Section 3.09
Tape Mount                                                    Schedule J
Technology Review                                             Section 17.17
Term                                                          Article 2
Termination Assistance Period                                 Article 24
Termination Assistance Services                               Article 24
Termination Fee                                               Section 23.01
VSAT Data Network                                             Section 3.14
VSAT Per Store Termination Charges                            Section 3.14
VSAT Termination Fee                                          Section 23.1


ARTICLE 2          TERM.

The initial term of this Agreement shall commence on January 1, 1998 (the "Commencement Date") and shall continue until 12:00 midnight EST on June 30, 2003, unless terminated earlier pursuant to Article 22 (the "Initial Term"). IBMGS-US shall notify Eckerd pursuant to this Article 2 on or before December 31, 2001 as to whether IBMGS-US desires to renew this Agreement. If IBMGS-US provides Eckerd with notice pursuant to this Article 2 of its desire not to renew this Agreement, this Agreement shall expire at the end of the Initial Term. If IBMGS-US provides Eckerd with notice pursuant to this Article 2 of its desire to renew this Agreement, Eckerd shall provide IBMGS-US with notice on or before June 30, 2002 as to whether Eckerd desires to renew this Agreement. If Eckerd provides IBMGS-US notice pursuant to this Article 2 of its desire not to renew this Agreement, this Agreement shall expire at the end of the Initial Term. If (1) Eckerd provides IBMGS-US with notice pursuant to this Article 2 that Eckerd desires to renew this Agreement and (2) Eckerd and IBMGS-US have not agreed on the applicable terms and conditions in respect of the renewal of this Agreement on or before December 31, 2002, this Agreement shall automatically renew for up to one additional year (as may be specified by Eckerd upon at least 60 days' notice to IBMGS-US) (the "Extension Period") on the terms and conditions set forth in this Agreement; provided, however, that the Fees in effect during the Extension Period shall be the Fees in effect during the last Contract Year of the Initial Term (including COLA as described in Section 17.04) and as may be adjusted pursuant to Section 17.03. Subject to a Reassignment Waiver, IBMGS-US shall use its best efforts during the Extension Period to maintain the composition and levels of the Project Staff with the composition and levels of the Project Staff in effect during the last Contract Year of the Initial Term. If during the Extension Period, Eckerd and IBMGS-US are unable to reach agreement on the terms and conditions that will apply during the renewal period, this Agreement shall expire at the end of the Extension Period. (The Initial Term and the Extension Period collectively, the "Term".) (The 12-month period commencing on the Commencement Date or on any anniversary of the Commencement Date during the Term and the final six-month period of the Initial Term, each, a "Contract Year".) As of the Commencement Date, the Original Agreement shall be amended and restated in its entirety by this Agreement.


ARTICLE 3          PROVISION OF THE DESIGNATED SERVICES.

3.01 Designated Services.

Commencing on the Commencement Date and continuing throughout the Term, IBMGS-US shall provide to Eckerd the systems operations and related services (1) described in Schedule E and (2) otherwise identified in this Agreement as being part of the Designated Services ((1) and (2) collectively, the "Designated Services"). Subject to Section 17.03, IBMGS-US shall increase or decrease the amount of the Designated Services according to Eckerd's demand for the Designated Services.

3.02 Service Locations.

The Designated Services shall be provided from (1) the IBMGS-US data centers and locations described in Schedule I (the "IBMGS-US Service Locations"), (2) the data centers and locations of Eckerd and its Affiliates described in Schedule I (the "Eckerd Service Locations"), including (a) the retail locations owned or operated by Eckerd or its Affiliates as an "Eckerd" store (each, a "Store"; collectively, the "Stores") and (b) the warehouses and distribution centers supporting or servicing the Stores (collectively, the "Distribution Centers") and (3) any other data center or location designated by IBMGS-US or Eckerd upon notice to the other Party; provided, however, that any other such data center or location must be approved by Eckerd if the migration of any of the Services to such other data center or location would result in incremental costs to Eckerd or have an adverse impact on Eckerd's operations ((1), (2) and (3) collectively, the "Service Locations"). (The IBMGS-US data centers and the Eckerd data centers described in this Section 3.02 collectively, the "Data Centers"; each, a "Data Center".) Notwithstanding the foregoing, IBMGS-US may not relocate the Largo Data Center without Eckerd's prior consent.

3.03 Security and Related Procedures.

Each of the Parties shall perform its security obligations as set forth in Schedule L. As part of the Designated Services, IBMGS-US shall maintain and enforce at the IBMGS-US Service Locations (1) operational environmental, safety and facility security procedures with respect to IBMGS-US's employees, subcontractors and agents that are at least as rigorous as those procedures in effect at the IBMGS-US Service Locations as of the Commencement Date and (2) data security procedures that are at least as rigorous as those data security procedures in effect at the IBMGS-US Service Locations as of the Commencement Date.

3.04 Migration Services.

(1)      Subject to Section  3.04(2),  in the event  Eckerd  wishes  IBMGS-US to
         perform  data  center  migration   services,   such  services  will  be
         considered New Services.

(2) Eckerd may, at any time after the Commencement Date, elect to migrate the mainframe processing then being provided by IBMGS-US from IBMGS-US's Lexington, Kentucky data center (the "Lexington Data Center") or any other Service Location from which the mainframe processing is then being provided to an Eckerd or Eckerd Affiliate data center designated by Eckerd. If Eckerd desires to exercise such election, Eckerd shall give IBMGS-US notice thereof. Upon receipt of such notice and subject to Section 6.01, IBMGS-US shall develop and provide to Eckerd for its approval a migration plan (the "Migration Plan") no later than three (3) months after such notice in respect of such migration. The Migration Plan will identify each Party's respective responsibilities, timeframes and schedules. Upon Eckerd's approval of the Migration Plan, IBMGS-US will provide a proposed New Services Work Order which incorporates the approved Migration Plan in respect of IBMGS-US's execution of the Migration Plan . Upon execution of such New Services Work Order by the Parties each of the Parties shall perform its responsibilities as set forth in the New Services Work Order. In the case of a migration which will mirror the Lexington Data Center environment, IBMGS-US shall complete such migration within one year of notice by Eckerd of its desire to migrate pursuant to this
         Section 3.04(2). In case the desired migration will not mirror the Lexington Data Center environment, IBMGS-US shall use best commercial efforts to complete such migration within such one year period. Commencing on the date that the migration from the Lexington Data Center to the designated Eckerd or Eckerd Affiliate data center is complete, IBMGS-US shall reduce the Annual Services Charge by an amount equal to 90 percent of the then current Lexington Data Center Base Charges for each Contract Year, or portion thereof, during the remainder of the Term.

(3) If as a result of any migration described in Section 3.04(2) or Section 17.14(3), the number of IBMGS-US FTEs at the Corporate Campus required by IBMGS-US to perform the Services is reduced, IBMGS-US will, at Eckerd's option, either (a) provide to Eckerd an additional number of AM FTEs with salaries and benefits equivalent to the cost of the salaries and benefits of the FTEs so reduced and apply such additional AM FTEs against the AM FTE Baseline or (b) provide to Eckerd an RRC for such reduced FTEs equal to the cost of such salaries and benefits and Eckerd shall be responsible for any reasonable out of pocket expenses actually incurred by IBMGS-US in connection with the transfer or relocation of any full time employees for which such RRC is provided; provided, however, that such actual expenses for all such full time employees reduced in connection with any single event giving rise to reduction in the number of such full time employees shall not exceed, on the average, $36,000 per full time employee.

(4) "Affiliate" means, with respect to a Party, any entity at a time controlling, controlled by or under common control with, such Party.

3.05 Client/Server Environment.

As part of the Designated Services, IBMGS-US shall maintain and document enterprise wide hardware, software, application and data architectures for Eckerd's client/server environment (the "Client/Server Environment"). IBMGS-US shall, subject to the Performance Standards, provide the Services to Eckerd at a technological level that will maintain the integrity of the Client/Server Environment. The Joint Advisory Committee shall meet at least once every Contract Year to assess the continued integrity of the Client/Server Environment. If the Joint Advisory Committee determines that there is a concern regarding the continued integrity of the Client/Server Environment, the Joint Advisory Committee shall direct IBMGS-US to modify the Client/Server Environment in a manner specified by the Joint Advisory Committee.

3.06 Machines.

IBMGS-US  shall provide the  Designated  Services using those machines which are
(1) located at the Service Locations or are otherwise part of the VSAT Data Network, (2) part of the Client/Server Environment and (3) either (a) provided by IBMGS-US, or for which IBMGS-US assumes financial and administrative responsibility, on or after the Commencement Date, such machines as of the Commencement Date being set forth in Schedule D (the "IBMGS-US Machines") or (b) owned or leased by Eckerd on or after, or for which Eckerd retains financial and administrative responsibility on or after, the Commencement Date, such machines as of the Commencement Date being set forth in Schedule C (together with the End-User Machines as set forth in Schedule S, the "Eckerd Machines"). (The IBMGS-US Machines and the Eckerd Machines collectively the "Machines".)

3.07 Replacements.

As part of the Designated Services, IBMGS-US shall, upon notice to Eckerd, replace and provide additional Machines as may be necessary for IBMGS-US to perform the Services in accordance with the Performance Standards. IBMGS-US shall (a) be financially responsible for those replacements of IBMGS-US Machines required for IBMGS-US to provide the Largo Data Center CPU Resource Baseline as set forth in the Supplement as such Baseline may be adjusted from time to time pursuant to this Agreement and (b) retain all title and interest in such replacements, which shall be considered IBMGS-US Machines for purposes of this Agreement. Eckerd shall (i) have the right to approve the replacement of any Eckerd Machines, (ii) be financially responsible for such approved replacements, and (iii) retain all title and interest in such approved replacements, which shall be considered Eckerd Machines for purposes of this Agreement. In the event that Eckerd does not approve the replacement of any Eckerd Machine, then IBMGS-US shall be excused from any failure to meet the applicable Performance Standards occurring after Eckerd's disapproval to the extent such failure is caused by such Eckerd Machine not being replaced as requested by IBMGS-US.

3.08 Machine Maintenance.

As part of the Designated Services, IBMGS-US shall provide to Eckerd (1) maintenance and support services, including upgrades (which upgrades in respect of Eckerd Machines will be at Eckerd's expense), as necessary for IBMGS-US to perform the Services in accordance with the Performance Standards for the Machines (except for the End-User Machines and the Data Transmission Equipment),
(2) maintenance and support services as necessary for IBMGS-US to perform the Services in accordance with the Performance Standards for the End-User Machines listed in Schedule S in accordance with the procedures set forth in Schedule P, and (3) support services for the VSAT Data Network by operating a network control center which (a) provides alarm monitoring, trouble analysis and problem recording, (b) places service calls to perform corrective maintenance, (c) provides vendor performance analysis and (d) manages trouble reports to resolution.

3.09 New Releases and Versions of the Software.

(1) As part of the Designated Services, IBMGS-US shall, after sufficient testing, install on the Machines and maintain new releases of the operating systems software set forth in Schedule B (the "Systems Software") after such release is commercially available according to a schedule to be agreed upon by Eckerd and IBMGS-US, but in no event later than one year from the date such release is commercially available. IBMGS-US shall (a) not install any new release or version of the Systems Software that is a first installation or beta release without Eckerd's consent and (b) install any new release or version of the Systems Software within the time period specified by any regulatory agency for the installation of such new release or version. In the event either Party requests the other Party to delay upgrading specific Systems Software beyond such one-year period or to operate or maintain multiple versions of Systems Software, the other Party shall do so, provided, that if such Party (i) is prevented from taking economic or performance advantage of technological advancements in the industry, or
         (ii) incurs additional costs (e.g., Software-support costs due to withdrawal of maintenance by the licensor, multiple-version charges, etc.), then the requesting Party will either update the Systems
         Software to the current level or reimburse the other Party for any increased costs incurred as a result thereof. If IBMGS-US is the Party requesting such delay, then IBMGS-US shall continue to perform the Services in accordance with the applicable Performance Standards. If Eckerd is the Party requesting such delay, IBMGS-US shall be excused from any failure to meet the applicable Performance Standards occurring after such one-year period and until such upgrade is so installed to the extent such failure is caused by such upgrade not being installed within such one-year period.

(2) IBMGS-US shall not be obligated to make available to Eckerd any new releases or versions of the End-User Software. IBMGS-US shall not be obligated to make available to Eckerd (a) any new releases or versions of the standard desktop configuration software set forth in Schedule K(the "Standard Desktop Software") (unless such new release or version is provided as part of the maintenance support included in the applicable vendor's charges) or (b) new versions of the applications software included within the Software, (collectively, the "Applications"; each, an "Application"). Applications identified by the Parties as being supported by IBMGS-US as of the Commencement Date are set forth in Schedule A. Prior to January 1, 1999, the Parties shall jointly verify and update Schedule A to accurately reflect all Applications supported by IBMGS-US as of the Commencement Date.

3.10 Software Maintenance.

(1)      As part of the Designated Services,  IBMGS-US shall provide Eckerd with
         (1) Systems Software maintenance and Systems production support services as described in Schedule E and (2) Applications maintenance and Applications production support services (except for the End-User Applications described in Schedule A) at the staffing levels specified in Schedule J in respect of such Applications maintenance and Applications production support services (the "Application Maintenance Services" or "AM Services"). IBMGS-US shall achieve the staffing levels specified in the Supplement for AM FTEs (the "AM FTE Baseline") no later than March 1, 1998. The Applications Maintenance Services shall include (a) minor changes and enhancements to the Software not to exceed 176 hours of work per such change or enhancement, (b) immediate preventive and corrective maintenance to correct defects and failures in the Software, (c) changes to support the day-to-day operations of Eckerd's business as may be agreed to by Eckerd and IBMGS-US, (d) replacements of the Software or additional Software, as IBMGS-US deems necessary in order to perform the Services in accordance with the Performance Standards, (e) handling all requests and inquiries with respect to the Software, (f) maintaining all Application package software (except for the End-User Software unless installed by IBMGS-US) at a level supported by the vendor of such Application package software, (g) changes to the Applications necessary to comply with any rule, regulation or law of any Federal, state or local agency,
         (h) installation of new releases and/or versions of  Applications,  and
         (i) necessary application-related inquiries. The Application Maintenance Services shall not be credited towards or attributed to any AD FTE calculations or AD FTE Baselines.

(2) After the Commencement Date and upon agreement of the Parties, Application Maintenance Services for software packages which either are or become Applications will be provided by the IBMGS-US AM staff and applied against the AM FTE Baseline.

(3) In the event that maintenance support for Software is provided by the vendor of such Software and Eckerd desires to terminate such vendor support, IBMGS-US will provide to Eckerd a credit in the amount equal to the amounts paid by IBMGS-US for such vendor maintenance support.

(4) During the Term and by giving IBMGS-US six months prior notice, Eckerd may, at its option, from time to time, decrease the Application Maintenance FTE Baseline to no less than 31 AM FTES. Each time Eckerd elects to exercise this option (i) the Parties shall review such reduction and identify the areas to be affected, (ii) IBMGS-US will identify the level of impact in each of the affected areas, (iii)
         IBMGS-US shall be excused from any failure to meet the applicable Performance Standards occurring after such decrease is implemented and until the Parties revise such Performance Standards to reflect such reduction to the extent such failure is caused by such reduction, and
         (iv) IBMGS-US shall provide to Eckerd an RRC in an amount equal to the AM FTE ARC Rate multiplied by the number of AM FTEs reduced.

3.11 Consolidation, Installation and Relocation.

Subject to Section 3.02, upon reasonable notice to Eckerd, IBMGS-US may consolidate, install and/or relocate equipment in the Eckerd Service Locations as IBMGS-US deems necessary in order to perform the Services in accordance with the Performance Standards; provided, however, that (1) any such consolidation, installation and relocation shall not (a) cause a disruption of Eckerd's information technology operations and capabilities, or business or (b) degrade the Performance Standards or the integrity of the Client/Server Environment for which IBMGS-US is responsible and (2) IBMGS-US abides by the security, safety and facility rules and regulations, or obligations in effect at such Eckerd Service Locations at the time of any such consolidation, installation and/or relocation.

3.12 Systems Management.

As part of the Designated Services, IBMGS-US shall be responsible for (1) the management services described in Schedule E in respect of the Software and the Machines (collectively, the "Systems") and (2) creating and maintaining an inventory and configuration diagram of the VSAT Data Network equipment, including satellite dishes, communications controllers, and multiplexors. IBMGS-US shall provide to Eckerd (a) once every three-month period during the Term and (b) upon revision of such diagram a copy of the inventory and configuration diagram of the VSAT Data Network.

3.13 Help Desk.

As part of the Designated Services, IBMGS-US shall staff and maintain at the Corporate Campus a help desk dedicated to Eckerd to provide store technical support of a "non-procedural" nature (e.g., Level 2 Support as described in Schedule E) to all End-Users in accordance with Schedule E (the "IBMGS-US Help Desk") and to assist all End-Users in determining, tracking and resolving questions regarding the Systems, Systems status and changes to the Systems (the "Help Desk Services"). In the event Eckerd requests IBMGS-US to relocate the IBMGS-US Help Desk, the costs associated with such relocation shall be the responsibility of Eckerd, unless otherwise agreed by the Parties. In the event IBMGS-US, upon Eckerd's prior approval, decides to relocate the IBMGS-US Help Desk, the costs associated with such relocation shall be the responsibility of IBMGS-US, unless otherwise agreed by the Parties. IBMGS-US shall provide to Eckerd, once every 30 days after the Commencement Date, a report of all Help Desk Services provided during the preceding 30-day period.

3.14 VSAT Data Network.

(1) As part of the Designated Services and in accordance with Exhibit 1 to Schedule E, IBMGS-US shall design, implement, manage, and maintain all the Machines, associated attachments, features and accessories, Software, lines and cabling, including (i) lines, (ii) interface and transmission equipment, and (iii) satellite or circuit capacity used to connect and transmit data between the Lexington Data Center and the Service Locations listed in Schedule I which are identified as requiring VSAT Data Network connectivity (the "VSAT Data Network").

(2) Upon Eckerd's approval, IBMGS-US shall arrange for or obtain replacements, upgrades or additions for the VSAT Data Network. All such replacements, upgrades or additions (other than those replacements, upgrades or additions resulting from maintenance by IBMGS-US in the course of normal operations pursuant to this Agreement), together with any other changes to the VSAT Data Network requested by Eckerd, shall be deemed New Services in accordance with Section 6.01. In the event that (i) IBMGS-US makes such a request in order to continue to provide the Services in accordance with the Performance Standards, (ii) such request is the result of a change in the amount or method of delivery of the Services, and (iii) Eckerd withholds its approval, IBMGS-US shall be excused from any failure to meet the applicable Performance Standards occurring after Eckerd's disapproval to the extent such failure is caused by such replacement, upgrade or addition not being implemented as requested by IBMGS-US.

(3) Consents with respect to any facilities owned or leased by Eckerd necessary to install the VSAT Data Network equipment required to effect connectivity shall be Eckerd Consents and shall be obtained by Eckerd.

(4) As part of the Designated Services, IBMGS-US shall provide to Eckerd the network control services described in Schedule E for the Machines attached to the host environment and the VSAT Data Network.

(5) Eckerd may, at any time after the Commencement Date and from time to time, elect to assume responsibility for a task provided or supported by the VSAT Data Network. If as a result of the assumption of such task the number of IBMGS-US FTEs at the Corporate Campus required by IBMGS-US to perform the Services is reduced, IBMGS-US will, at Eckerd's option, either (a) provide to Eckerd an additional number of AM FTEs with salaries and benefits equivalent to the cost of the salaries and benefits of the FTEs so reduced and apply such additional AM FTEs against the Application Maintenance FTE Baseline or (b) provide to Eckerd an RRC for such reduced FTEs equal to the cost of such salaries and benefits and Eckerd shall be responsible for any reasonable out-of-pocket expenses actually incurred by IBMGS-US in connection with the transfer or relocation of any full time employees for which such RRC is provided; provided, however, that such actual expenses for all such full time employees reduced in connection with any single event giving rise to a reduction in the number of such full time employees shall not exceed, on average, $36,000 per full time employee.

(6) Eckerd may, at any time after the Commencement Date, notify IBMGS-US of its desire to terminate VSAT Data Network connectivity to any Store. In such an event, and upon the effective date of such termination:

         (a) IBMGS-US shall discontinue VSAT Data Network services in respect of such Store;

         (b) Eckerd shall receive all right, title and interest in the satellite dish (and related equipment) at such Store on an "As-Is", "Where-Is" basis, after which Eckerd may, at its option, deinstall or relocate any such satellite dish (and related equipment);

         (c) Eckerd, as prepayment against the VSAT Termination Fee, shall pay to IBMGS-US the amount set forth in the Supplement for the month during which the termination of VSAT Data Network connectivity for the Store is effective (the "VSAT Per Store Termination Charge");

         (d) IBMGS-US shall adjust the monthly prorata portion of the Annual Services Charges by $370 for such Store; and

         (e) Eckerd assumes responsibility for dial backup capability at such Store.

IBMGS-US shall not deinstall or relocate any satellite dish (and related equipment) installed at a Store which is part of the VSAT Data Network at Eckerd's expense unless and until Eckerd requests IBMGS-US to do so in accordance with this Section 3.14(6). In the event that Eckerd desires IBMGS-US to deinstall any satellite dish (and related equipment) pursuant to this Section 3.14(6) (i) Eckerd shall provide IBMGS-US with a minimum of 90 days prior notice, and (ii) IBMGS-US shall invoice Eckerd in the amount of $3,600.00 for each such satellite dish (and related equipment) deinstalled.

3.15 Data Services.

As part of the Designated Services, IBMGS-US shall (1) provide printed output or electronic print files to (a) the local Eckerd distribution systems and (b) remote sites in accordance with Schedule E and (2) store, maintain and provide security for all storage media, including tapes and disk packs, provided by Eckerd to IBMGS-US in accordance with the Procedures Manual.

3.16 Field Support Services.

(1) IBMGS-US will provide Field Support Services in accordance with Schedule E and Schedule J. Field Support Services consist of (a) maintenance and support services for Stores as described in Schedule E ("Store System Support Services") and (b) repair and exchange maintenance services as described in Schedule E ("Depot Services") ((a) and (b) collectively, "Field Support Services"). Each Store Service Representative ("SSR") assigned to the Eckerd account will be dedicated solely to providing Services to Eckerd under this Agreement. Store System Support Services include Store opening, renovation, relocating, and closing activities, to the extent such activities are performed Monday through Friday between the hours of 8:00 AM and 5:00 PM (local time). Severity one problems which occur outside such normal working hours will be handled in accordance with the Procedures Manual by on-call personnel without need for Eckerd's prior approval. IBMGS-US will resolve all other problems between the hours of 8:00 AM and 5:00 PM (local time). In the event that Eckerd requests IBMGS-US to provide Store System Support Services at other than these normal working hours, such activities will be charged in accordance with Schedule J. Reasonable travel expenses incurred outside of the SSR's normal service area at Eckerd's request will be invoiced to Eckerd. Such expenses will comply with Eckerd's expense guidelines or be previously approved by Eckerd. In the event Eckerd elects to use SSRs in the performance of project-related tasks, the statement of work for such project will identify the impact to SSR-related Performance Standards and any corresponding relief to be provided to IBMGS-US.

(2) Depot Services will be performed Monday through Friday between the hours of 8:00 A.M. and 5:00 P.M. (local time). The depot will repair or exchange defective parts for all Eckerd Stores. The charges for all such parts repaired or exchanged by the depot will be invoiced to Eckerd.

3.17 Office Automation.

IBMGS-US will provide support of the Standard Desktop Software for End Users in accordance with Schedule E and Schedule J. Such support shall consist of (a) desktop support for End Users at the following Eckerd Service Locations in Largo, Florida: (i) Bryan Dairy Road, (ii) Starkey Road, and (iii) Martin Marietta ((i), (ii) and (iii) the "Corporate Campus"); including problem determination assistance, problem resolution, and deskside assistance as required; and (b) remote support for mobile remote End Users which consists of problem determination assistance, problem resolution, and depot services ((a) and (b) the "OA Services"). IBMGS-US will provide OA Services for the configurations of equipment as set forth in Schedule K (the "Standard Desktop Configurations"). Any changes to the number or complexity of the Standard Desktop Configurations must be agreed to by the Parties. OA Services will be available from 7 A.M. to 7 P.M., Monday through Friday, and 8:00 A.M. to 3:00 P.M., Saturday. OA Services will not be available on Sundays or Eckerd holidays except as otherwise agreed to by the Parties. Deskside assistance is available only for the Corporate Campus. Eckerd shall be financially responsible for all parts required to effect repairs, support for office automation software which is not Standard Desktop Software, and any IBMGS-US travel in support of mobile remote End Users. IBMGS-US travel in support of mobile remote End Users will be in accordance with Eckerd expense guidelines or be previously approved by Eckerd and shall be invoiced to Eckerd monthly.

3.18 New, Replacement or Eliminated Software.

(1) In the event Eckerd wishes to add a new application, such addition shall be considered a New Service and the Parties shall agree on the financial responsibilities related to the purchase of such new application.

(2) In the event that Eckerd wishes to replace an existing Application at any time during the Term, IBMGS-US shall perform the replacement of the Application. Upon agreement of the Parties, the replacement may be considered a New Service. Also in such event, the Parties shall adjust the Annual Services Charges to reflect the net difference in costs to IBMGS-US (such as changes in license fees and software maintenance fees) between providing AM Services in respect of the replacement Application and providing such Services in respect of the replaced Application.

(3) In the event that Eckerd wishes to eliminate an Application at any time during the Term, IBMGS-US shall eliminate the Application. In such event, the Parties shall adjust the Annual Services Charges to reflect the reduction in costs to IBMGS-US as a result of the elimination of such Application (such as recurring vendor charges and reductions in AM FTE Resources).

3.19 Consultation Services.

As part of the Designated Services, IBMGS-US shall make available to Eckerd a consultant from the IBM Retail Consulting Group (a "Retail Consultant") who shall participate in Eckerd's quarterly business reviews. IBMGS-US's appointment of any Retail Consultant shall be subject to Eckerd's consent. Subject to a Reassignment Waiver, the same Retail Consultant shall be assigned to Eckerd's account during the first Contract Year and as is practicable after the first Contract Year.


ARTICLE 4          APPLICATION DEVELOPMENT.

4.01 Application Development.

IBMGS-US shall provide Application Development Services (i) as described in Schedule E through the programming of new applications, and additional features or functionality to existing Applications for which the work effort exceeds the equivalent of 176 hours of effort for projects ("Application Development Services" or "AD Services") (the AD Services and AM Services collectively, the "AD/M Services"), (ii) through the use of the FTEs designated to perform the AD Services (the "AD FTEs") in accordance with Schedule J.

4.02 Provision of AD FTEs.

As part of the Designated Services, IBMGS-US shall provide to Eckerd the number of AD FTEs for each Contract Year set forth in the Supplement (the "AD FTE Baseline") and as described in Schedule J and Schedule E. On or before the tenth business day after the end of each 90-day period during the Term, IBMGS-US shall provide to Eckerd a report of the quantity of AD FTEs delivered by IBMGS-US to Eckerd during the preceding 90-day period, in addition to the reports described in Schedule E.

4.03 AD FTE Consumption.

In the event that the total number of AD FTEs delivered by IBMGS-US for a Contract Year varies from the AD FTE Baseline set forth in the Supplement on the Commencement Date for that Contract Year, (1) that portion of such variance which is no more than +/-10 percent from the AD FTE Baseline shall be added to or subtracted from the AD FTE Baseline for the subsequent Contract Year, as appropriate, and the Parties shall update the Supplement to reflect such adjustment, and (2) for that portion of such variance which exceeds +/-10 percent from the AD FTE Baseline, if any, the Parties shall make a financial adjustment based on the ARC or the RRC in respect of AD FTEs, as appropriate, in effect for such Contract Year, provided, however, that the RRC for any variance exceeding 10 percent below the AD FTE Baseline shall be calculated at the base rate for AD FTEs set forth in the Supplement (the "AD FTE Base Rate"). In the event the number of AD FTEs that IBMGS-US estimates will be necessary to complete an Eckerd project which is the subject of a New Services Work Order increases by more than 10 percent between the completion of the internal design and implementation phases, except as attributable to approved changes or other actions of Eckerd, any AD FTEs over 110 percent of such estimate shall not be charged to the AD FTE Baseline for the Contract Year in which such AD FTEs were provided.

4.04 Additional Application Development.

In the event Eckerd requests that IBMGS-US provide Application Development Services in addition to those included in the AD FTE Baseline, such Application Development Services shall be subject to and shall be charged to Eckerd at the ARC in respect of AD FTEs in accordance with Schedule J or as otherwise agreed to by the Parties.

4.05 Reduction to AD FTE Baseline.

No more than twice during the Term, Eckerd may notify IBMGS-US that it foresees a reduction in its requirements for Application Development Services. Upon at least 180 days' notice, IBMGS-US shall in each case effect the reduction requested by Eckerd for the next Eckerd fiscal year to the AD FTE Baseline applicable to such fiscal year. Upon the implementation of any such reduction to the AD FTE Baseline, IBMGS-US shall credit Eckerd in its invoices for the Annual Services Charges at 75 percent of the ARC rate for additional AD FTEs. Upon expiration of such Eckerd fiscal year, the AD FTE Baseline shall be returned to the AD FTE Baseline specified in the Supplement for the Contract Year in which the fiscal year expires at no additional expense to Eckerd and shall be adjusted proportionally to reflect the amount of time left in such Contract Year.


ARTICLE 5          PROJECTS.

5.01 Project Management.

As part of the Designated Services, IBMGS-US shall provide to Eckerd project management and support services in connection with those projects for which IBMGS-US is responsible.

5.02 Project Implementation.

In the event that Eckerd desires IBMGS-US to implement projects which are not part of the Designated Services, such projects will be considered as New Services.

5.03 Technology Refresh.

As part of the Designated Services, IBMGS-US shall provide to Eckerd a technology refresh in respect of (i) 2,167 point-of-sale controllers, (ii) 1,305 ValuePoint PCs, and (iii) 549 NCR "3355Rx" PCs. Such technology refresh shall consist of the provision and installation of then current versions, unless otherwise agreed by the Parties, of the above hardware and operating System Software. Such technology refresh does not include Applications. Eckerd shall be responsible for any additional associated costs. The technology refresh will be performed during the years 1998 through 2000. Eckerd shall give IBMGS-US at least six months prior notice of its decision to begin such technology refresh and IBMGS-US shall complete such technology refresh no later than 12 months after such notice; provided, however, that Eckerd shall provide such notice no later than January 1, 2000 and such technology refresh shall begin no later than July 1, 2000 . Eckerd may, with notice to IBMGS-US prior to January 1, 2000 and in lieu of such technology refresh, elect to receive for itself or its Affiliate(s) (i) other IBM hardware and software products, or (ii) other IBM services except for year 2000 related services, the aggregate amount of (i) and
(ii) not to exceed $4,500,000.00 (the "Refresh Buyout"). If Eckerd elects the Refresh Buyout it may use the total amount identified for IBM hardware in a single Contract Year; however, no more than one-third of the amount identified for IBM software and/or services may be used in a single Contract Year.


ARTICLE 6          NEW SERVICES.

6.01 New Services.

Eckerd may from time to time request that IBMGS-US perform services (1) outside the scope of the Designated Services or (2) which require resources not covered by the Annual Services Charges or require additional start-up expenses (the "New Service(s)"). Upon receipt of such a request from Eckerd, IBMGS-US shall inform Eckerd as soon as practicable after receipt of Eckerd's request as to whether IBMGS-US desires to perform such New Service and, if so, IBMGS-US shall provide Eckerd with (a) a written description of the work IBMGS-US anticipates performing in connection with such New Service, (b) a schedule for commencing and completing the New Service, (c) IBMGS-US's prospective charges for such New Service (the "New Services Fees"), (d) when appropriate, a description of any Software to be developed or modified by IBMGS-US (each, a "New Application"; collectively, the "New Applications") or hardware to be provided by IBMGS-US in connection with such New Service, (e) when appropriate, the Software and hardware resources and run-time requirements necessary to develop and operate any New Applications, (f) the human resources necessary to develop and operate the product or provide the services, (g) when appropriate, a list of any existing Applications or hardware included in or to be used in connection with such New Service, (h) when appropriate, acceptance test criteria and procedures in respect of any New Applications or any products or services, (i) AD FTE estimate, if applicable, and (j) revised hardware, software, data and application architectures reflecting integration within the Client/Server
Environment. In the event Eckerd elects to have IBMGS-US perform the New Service, Eckerd and IBMGS-US shall execute a work order to this Agreement in substantially the form set forth in Schedule T (each, a "New Services Work Order"). IBMGS-US shall not begin performing any New Service until a New Services Work Order in respect of such New Service has been executed on behalf of Eckerd. (the New Services and the Designated Services collectively, the "Services".)

6.02 Third Party Services.

Notwithstanding any request made to IBMGS-US by Eckerd pursuant to Section 6.01, Eckerd shall have the right to contract with a third party to perform any New Services including systems operations and related services to augment or supplement the Designated Services or to interface with the Systems. In the event Eckerd contracts with a third party to perform any New Service, IBMGS-US shall cooperate with Eckerd and any such third party to the extent reasonably required by Eckerd, including by providing: (1) written requirements, standards and policies for systems operations so that the enhancements or developments of such third party may be operated by IBMGS-US, (2) assistance and support services to such third party at market prices and (3) such third party access to the Systems and open architecture configurations as may be reasonably required by the third party in connection with such New Service. Eckerd shall require any such third party to comply with IBMGS-US's reasonable requirements regarding operations, Data Center standards, confidentiality and security.


ARTICLE 7          PERFORMANCE STANDARDS.

7.01 Designated Performance Standards.

IBMGS-US shall provide the Designated Services at the performance standards described in Schedule E (collectively, the "Designated Performance Standards"; each, a "Designated Performance Standard"); provided, however, that IBMGS-US shall seek to provide the Services during each Contract Year at performance standards which reflect an improvement over the Performance Standards for the preceding Contract Year.

7.02 New Performance Standards.

IBMGS-US shall provide the New Services at the performance standards (1) specified in the New Services Work Order or (2) otherwise established by Eckerd and IBMGS-US ((1) and (2) collectively, the "New Performance Standards"). (The Designated Performance Standards and the New Performance Standards collectively, the "Performance Standards".)

7.03 Adjustment of Performance.

The Joint Advisory Committee (1) shall review the Performance Standards during the last quarter of every Contract Year, (2) in respect of any Performance Standards that require periodic adjustment or are no longer appropriate because of an increase, decrease or change to the Services, shall adjust the Performance Standards for the subsequent Contract Year, and (3) in respect of all other Performance Standards, may adjust the Performance Standards for the subsequent Contract Year. In addition, either Eckerd or IBMGS-US may, at any time upon notice to the other Party, initiate negotiations to review and, upon agreement by the Joint Advisory Committee, adjust any Performance Standard which such Party in good faith believes is inappropriate at the time.

7.04 Root-Cause Analysis.

In addition to the remedies set forth in Section 26.02 in respect of IBMGS-US's failure to provide the Services in accordance with the Performance Standards and as part of the Designated Services, IBMGS-US shall, at no cost to Eckerd, after receipt of notice from Eckerd in respect of IBMGS-US's material failure to provide the services in accordance with the Performance Standards (1) perform a root-cause analysis to identify the cause of such failure, (2) correct such failure, (3) provide Eckerd with a written report detailing the cause of, and procedure for correcting, such failure, and (4) provide Eckerd with reasonable evidence that such failure will not reoccur.


ARTICLE 8          PROJECT TEAM.

8.01 Joint Advisory Committee.

Eckerd and IBMGS-US shall each appoint up to four members of its management staff, including the IBMGS-US Project Executive and the Eckerd IS Executive (collectively, the "Project Executives") to serve on a joint advisory committee (the "Joint Advisory Committee"). Eckerd shall designate one of its four members on the Joint Advisory Committee to act as the chairman of the Joint Advisory Committee. The Joint Advisory Committee shall be authorized and responsible for
(1) generally overseeing the performance of this Agreement, (2) making strategic and tactical decisions for Eckerd in respect of the establishment, budgeting and implementation of Eckerd's priorities and plans for information and communications technology, (3) making strategic and tactical decisions for Eckerd in respect of Eckerd's technology direction, (4) conducting quarterly reviews of the progress of the Projects, (5) conducting annual reviews of (a) the operating and strategic plans prepared by the Project Executives and (b) performance objectives and measurements for the subsequent Contract Year and (6) resolving disputes between Eckerd and IBMGS-US.

8.02 IBMGS-US Project Executive.

IBMGS-US shall (1) appoint an individual who from the Commencement Date shall be in charge of implementing the Services on a full-time basis and (2) replace this individual when required or permitted by this Section 8.02 (each such individual, an "IBMGS-US Project Executive"). IBMGS-US's appointment of any IBMGS-US Project Executive shall be subject to Eckerd's consent. IBMGS-US shall not reassign or replace an IBMGS-US Project Executive during the first three years of his or her assignment as the IBMGS-US Project Executive unless (a) Eckerd consents to such reassignment or replacement or (b) he or she (i) voluntarily resigns from IBMGS-US, (ii) is dismissed by IBMGS-US for (x) misconduct or (y) unsatisfactory performance in respect of his or her duties and responsibilities to Eckerd or IBMGS-US pursuant to this Agreement or (iii) is unable to work due to his or her death or disability ((a) and (b) collectively, the "Reassignment Waivers"; each a "Reassignment Waiver"). Except as may result from death or disability or as may be agreed to by Eckerd, no more than two individuals, including the Project Executive as of the Commencement Date, shall serve as the IBMGS-US Project Executive during the Initial Term.

8.03 Key Employees.

The Project Staff members who are assigned to the key positions identified in Schedule U are designated by Eckerd and IBMGS-US as key employees and shall be dedicated to the Eckerd account full-time (collectively, the "Key Employees"; each, a "Key Employee"). IBMGS-US's appointment of any Key Employee shall be subject to Eckerd's consent. IBMGS-US shall deliver to Eckerd an updated list of Key Employees upon the replacement or reassignment of any Key Employee. Except for a replacement or reassignment of a Key Employee due to the occurrence of a Reassignment Waiver, IBMGS-US shall (1) not reassign or replace any Key Employee for three years after his or her designation as a Key Employee, (2) not reassign or replace any Key Employee if such reassignment or replacement would materially disrupt Eckerd's operations and (3) only replace or reassign a Key Employee upon such notice to Eckerd as may be practicable under the circumstances. Except as may result from death or disability or may be agreed to by Eckerd, no more than two individuals, including the Key Employee in such position as of the Commencement Date, shall serve in any position identified in Schedule U during the Initial Term.

8.04 IBMGS-US Project Executive Staff.

IBMGS-US shall maintain the organizational structure in respect of the IBMGS-US Project Executive staff described in Schedule U. Subject to Section 8.02 and
Section 8.03, IBMGS-US shall provide Eckerd with notice of any changes to such staff.

8.05 Project Staff.

IBMGS-US shall appoint sufficient staff of suitable training and skills to provide the Services (the "Project Staff").

8.06 Subcontractors.

IBMGS-US may subcontract any of the Services without Eckerd's consent to the subcontractor firms retained by IBMGS-US as of the Commencement Date of which IBMGS-US has given notice to Eckerd and Eckerd hereby consents to IBMGS-US's use of such contractors and subcontractors. IBMGS-US shall not use any other subcontractor firms or individuals for performance of the Services at Eckerd Service Locations after the Commencement Date without Eckerd's prior approval.

8.07 Managerial Control.

Subject to the other provisions of this Article 8 IBMGS-US (1) shall have complete managerial control over its employees and (2) may, in its sole judgment, dismiss, replace or reassign a member of the Project Staff.

8.08 Non-Competition.

Except as approved by Eckerd, IBMGS-US shall not assign an IBMGS-US Project Executive or the Key Employees identified in Schedule U as two-year employees, for two years from the date such IBMGS-US Project Executive or such Key Employee was removed from the Project Staff to the account of any other company or organization that through the operation of any of the following types of business operations:

(1)      retail drug chains similar to those operated by Eckerd;

(2)      "deep discount" drug chains;

(3)      "food/drug" combination retail chains;

(4) Walmart or any similar type of discount chain stores of a regional nature which are predominantly operating in the same states in which the Stores are located;

(5) any other chain retail organization whose sales are comprised of 15 percent or more of prescription drug sales; or

(6) mail order retail outlets of prescription drugs is engaged in the sale of prescription drugs in any state in which the Stores of Eckerd are located.


ARTICLE 9          MANAGEMENT AND CONTROL.

9.01 Procedures Manual.

By September 1, 1998 and as part of the Designated Services, IBMGS-US shall, in the form and scope agreed upon by Eckerd and IBMGS-US, deliver to Eckerd, for Eckerd's approval as to scope, a management procedures manual substantially in the form set forth in Schedule W (the "Procedures Manual"). IBMGS-US shall periodically update in accordance with Schedule E and provide to Eckerd the Procedures Manual to reflect any changes in the operations or procedures described therein within a reasonable time after such changes were made.

9.02 Change Control Procedures.

As part of the Designated Services, IBMGS-US shall deliver to Eckerd, for Eckerd's approval, a written description of the change control procedures substantially in the form set forth in Schedule W (the "Change Control
Procedures").  All  changes  to the  Systems  that  would  materially  alter the functionality or technical environment of the Systems and all material changes to any projects for which IBMGS-US is responsible (each, a "Change";
collectively, "Changes"), shall be made pursuant to the Change Control Procedures. No Change shall be implemented without Eckerd's approval except as may be necessary on a temporary basis to maintain the continuity of the Services. IBMGS-US shall (1) schedule all projects and Changes so as not to unreasonably interrupt Eckerd business operations, (2) prepare and deliver to Eckerd each month a rolling schedule for ongoing and planned Changes for the next three-month period, (3) monitor the status of Changes against the applicable schedule and (4) document and provide to Eckerd notice (which may be given orally provided that such oral notice is confirmed in writing to Eckerd within five days) of all Changes performed on a temporary basis to maintain the continuity of the Services no later than the next business day after the Change was made. The Change Control Procedures shall be included in the Procedures Manual.


ARTICLE 10         ECKERD RESOURCES.

10.01    Eckerd Resources.

As of the Commencement Date and as part of the Designated Services, IBMGS-US shall assume responsibility, including financial responsibility, upon IBMGS-US's receipt of the applicable Consents, for managing, administering, operating and maintaining all resources in respect of the provision of the Designated Services, except for (1) the Retained Resources defined in Section 11.06 and (2) such other resources to be made available to IBMGS-US by Eckerd pursuant to this Agreement for which IBMGS-US is not identified as having such responsibilities (the "Eckerd Resource(s)").

10.02    Eckerd Leased Assets and Eckerd Services Contracts.

Upon receipt of the applicable Consents, IBMGS-US shall have financial and operational responsibility during the Term for (1) the leased assets listed in Schedule F, if any, and such other leased assets that Eckerd and IBMGS-US may agree upon during the Term (the "Eckerd Leased Assets") and (2) the third party services contracts listed in Schedule F and such other services contracts that Eckerd and IBMGS-US may agree upon during the Term (collectively, the "Eckerd Services Contracts"; each, an "Eckerd Services Contract"). All amounts due in respect of the Eckerd Leased Assets or under the Eckerd Services Contracts that are attributable to the period during which IBMGS-US has financial and operational responsibility for such lease and contract shall be payable by IBMGS-US. The failure to make such payments shall be deemed a breach of this Agreement, unless such failure results from a good faith dispute (whereupon IBMGS-US shall indemnify Eckerd in accordance with Section 25.02(9)).

10.03    Eckerd Third Party Software.

As of the Commencement Date and subject to obtaining the applicable Consents, Eckerd shall make the Eckerd Third Party Software available to IBMGS-US solely for the purpose of providing the Services. IBMGS-US shall be responsible for (1) managing the licenses for the Eckerd Third Party Software (a) listed In Schedule A and Schedule B and (b) such other licenses that Eckerd and IBMGS-US may agree upon during the Term ((a) and (b) collectively the "Eckerd Third Party Software Licenses"; each, an "Eckerd Third Party Software License") and (2) paying all related expenses, including maintenance fees as set forth in Schedule A and Schedule B for which IBMGS-US is identified as having financial responsibility, that are attributable to periods after the Commencement Date during the Term. IBMGS-US shall comply with all obligations of Eckerd, including those of nondisclosure, under any such Eckerd Third Party Software Licenses and any failure to do so shall be deemed a breach of this Agreement, unless such failure results from a good faith dispute (whereupon IBMGS-US shall indemnify Eckerd in accordance with Section 25.02(9)).

10.04    Eckerd Data Network.

Eckerd shall design, implement, manage and maintain (including in respect of Store moves, relocations and closings) all the necessary Machines, associated attachments, features and accessories, Software, lines and cabling up to and including the wall jack, including communication controllers, multiplexers, lines and modems/DSUs in respect of network(s) which are required to connect and transmit data between the IBMGS-US Data Center(s) and Service Locations listed in Schedule I as requiring such connectivity, including the LANs and WANs for all Eckerd locations, but not including the VSAT Data Network (the "Eckerd Data Network"). Eckerd shall make the Eckerd Data Network available to IBMGS-US as required solely for the purpose of enabling IBMGS-US to fulfill its obligations under this Agreement. Consents with respect to any facilities owned or leased by Eckerd necessary to install the Eckerd Data Network equipment required to effect connectivity shall be Eckerd Consents and shall be obtained by Eckerd. Upon IBMGS-US's request, solely as required to enable IBMGS-US to meet the applicable Performance Standards, Eckerd shall arrange for or obtain replacements, upgrades or additions, for the Eckerd Data Network. In the event that Eckerd does not replace any Eckerd Data Network equipment used to provide connectivity between the Service Locations and the Data Network, including interface and transmission equipment, line, satellite or circuit capacity for the Data Network ("Data Transmission Equipment"), IBMGS-US shall be excused from any failure to meet the applicable Performance Standards occurring after Eckerd's failure to replace such Data Transmission Equipment to the extent such failure is caused by such replacement, upgrade or addition not being implemented as requested by IBMGS-US. All such replacements, upgrades and additions, together with any other changes to the Eckerd Data Network, shall be the responsibility of Eckerd.

10.05    Moves, Adds and Changes.

Eckerd shall manage all moves, adds and changes in respect of Eckerd's voice and data communications systems. IBMGS-US shall manage all moves, adds and changes in respect of the VSAT Data Network. Eckerd shall have financial and management responsibility for Eckerd's agreements with such telecommunications providers. In the event Eckerd requests IBMGS-US to relocate a satellite dish which is part of the VSAT Data Network, IBMGS-US shall do so and IBMGS-US will invoice Eckerd as a New Service for the charges for such relocation.

10.06    Modification, Extension and Termination of Third Party Agreements.

To the extent permitted by the agreements in respect of the Eckerd Resources and the Retained Resources (to the extent any such agreements exist) and as may be requested by IBMGS-US, Eckerd shall modify, extend or terminate any such agreements. Any fees or charges imposed upon Eckerd in connection with any such modification, extension or termination shall be paid by IBMGS-US. Each of Eckerd and IBMGS-US shall promptly inform the other Party of any breach of, or misuse or fraud in connection with, any such agreement and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud. IBMGS-US shall pay all amounts due for any penalties, charges or damages (including amounts due to a third Party as a result of IBMGS-US's failure to promptly notify Eckerd pursuant to the preceding sentence, associated taxes, legal expenses and other incidental expenses) incurred by Eckerd as a result of IBMGS-US's performance or non-performance of its obligations under this Agreement with respect to such agreements.

10.07    Failure to Obtain Consents or to Provide Resources.

In the event that any Consent is not obtained with respect to any Eckerd Resources, then, unless and until such Consent is obtained in respect of any such Eckerd Resources, Eckerd and IBMGS-US shall use their best efforts to implement a suitable workaround to such Eckerd Resources.

10.08    Appointment of Agent.

To the extent permitted by the applicable agreements, Eckerd hereby appoints IBMGS-US as its sole agent for all matters pertaining to the Eckerd Resources and, upon IBMGS-US's request, shall promptly notify all appropriate third parties of such appointment. Eckerd may revoke such agency, in whole or in part, upon notice to IBMGS-US at any time during the Term.

10.09    Additional Agreements.

After the Commencement Date, Eckerd shall not enter into any new or amend any existing agreements or arrangements, written or oral, affecting or impacting upon the Eckerd Leased Assets, if any, the Eckerd Services Contracts and the Eckerd Third Party Software Licenses without IBMGS-US's consent.

10.10    Eckerd Help Desk.

No later than March 1, 1998 Eckerd will establish a help desk to provide initial problem determination and assistance as described in Schedule E (the "Eckerd Help Desk") which will be fully operational by no later than July 1, 1998. The Eckerd Help Desk will answer End User procedural questions and forward unresolved Store technical problems to the IBMGS-US Help Desk for follow-up and closure as further described in Schedule E. From March 1, 1998 to July 1, 1998 (the "Ramp Down Period") the IBMGS-US Help Desk Baseline shall decrease as set forth in the Supplement.

10.11    Additional Equipment.

Eckerd retains the financial responsibility for additional machines and equipment (except for the Lexington Data Center) which are not specifically identified herein as being the financial responsibility of IBMGS-US. This includes the Hewlett Packard, Xerox and Delphax printers which are located in the Data Center at 8333 Bryan Dairy Road, Largo, Florida 33777 (the "Largo Data Center"). Eckerd shall also be financially responsible in the event additional equipment or upgrades are necessary in order to increase the Largo Data Center Resource Baseline set forth in the Supplement, such additional equipment or upgrades to be approved by Eckerd.


ARTICLE 11         ECKERD OBLIGATIONS.

11.01    Eckerd IS Executive.

During the Term, Eckerd shall maintain a designated representative (the "Eckerd IS Executive") who shall be authorized to (1) act as the primary point of contact for IBMGS-US in dealing with Eckerd with respect to each Party's obligations under this Agreement and (2) issue all consents or approvals and make all requests on behalf of Eckerd, or appoint a designee to act in his or her place.

11.02    Eckerd Facilities and Related Services.

To the extent IBMGS-US personnel are required by this Agreement to be on Eckerd Service Locations, Eckerd shall provide to IBMGS-US, at no cost to IBMGS-US, such office space (and access thereto), parking, office furnishings, janitorial service, utilities, office-related equipment other than hardware and software and access to duplicating machines (1) as is provided to similarly situated Eckerd employees at such Eckerd Service Location and (2) as may reasonably be required by IBMGS-US in connection with its performance of the Services. If Eckerd relocates its current Data Center at 8333 Bryan Dairy Road, Largo, Florida, Eckerd shall provide comparable space, facilities and resources in a new location under the terms and conditions of this Agreement. In the event of an Eckerd requested relocation, Eckerd will reimburse IBMGS-US for (i) the costs associated with any relocation, and (ii) any costs which are in addition to those currently the responsibility of IBMGS-US, including employee additional commutation expenses if distance traveled is greater than two (2) miles from Eckerd's Bryan Dairy Road facility, which are associated with the provision of the Services from such location. If IBMGS-US requires additional facility space as a result of New Services, the requirements and responsibility for such space will be part of the consideration of the New Services. IBMGS-US's use of the Eckerd Service Locations does not constitute or create a leasehold interest. Eckerd's obligations set forth in this Section 11.02 with respect to the Eckerd Service Locations shall cease as of the date the Eckerd Service Locations are no longer being used by IBMGS-US to perform the Services.

11.03    Eckerd Machines.

Eckerd shall make available to IBMGS-US the Eckerd Machines for use in connection with the Services at no charge to IBMGS-US. In the event that Eckerd Machines through no fault of IBMGS-US are either not available to IBMGS-US or do not perform according to the manufacturer's specifications, IBMGS-US shall be excused from any failure to meet the applicable Performance Standards to the extent such failure is caused by such unavailability or failure of the Eckerd Machines to perform.

11.04    Application Information Requirements.

Subject to the procedures to be agreed to by Eckerd and IBMGS-US, Eckerd shall designate, and provide to IBMGS-US, systems projects and priorities in respect of the Services.

11.05    Voice Communication Services.

Eckerd shall be responsible for providing all voice communications services at all Eckerd Service Locations, including voice network analysts and telephone operators. To the extent that IBMGS-US employees reside at an Eckerd Service Location Eckerd shall provide voice communication services similar to those provided to Eckerd employees at such Eckerd Service Locations. In addition, Eckerd shall provide, maintain and update the telephony equipment and Software in use by the IBMGS-US Help Desk and identified on Schedule C and Schedule A in such a manner as required to permit IBMGS-US to perform in accordance with the applicable Performance Standards. Charges for all voice communications, including those of IBMGS-US personnel at Eckerd Service Locations in connection with providing the Services hereunder, will be the financial responsibility of Eckerd.

11.06    Retained Resources.

Eckerd shall be responsible for (1) providing additions, upgrades and replacements for all (a) personal computers, desk top terminals and printers (the "End-User Machines") used by Eckerd's end users (the "End-Users"), (b) Standard Desktop Hardware and Standard Desktop Software and (c) office automation software which is not Standard Desktop Software (the "End-User Software"), (2) maintaining and supporting the End-User Machines other than those End-User Machines listed in Schedule S (3) providing personnel and equipment to ensure the physical security of Eckerd Service Locations to the same extent provided as of the Commencement Date, (4) administering user access, password authorization and software security procedures, (5) providing all paper forms and supplies required by End-Users' work station printers as of the Commencement Date, (6) payment of all common carrier charges for voice services and local, long distance and WATS (in and out) telecommunications services incurred by Eckerd other than with respect to Section 3.14, (7) payment of all usage fees for disaster recovery services which Eckerd requests in addition to those disaster recovery services which IBMGS-US is obligated to provide as set forth in Schedule G, (8) payment of all reasonable, out-of-pocket costs for mail, messenger, postal courier and print distribution services, (9) payment of all reasonable, out-of-pocket costs associated with off-site data storage that are not provided out of the Lexington Data Center or such other Data Center specified by IBMGS-US, (10) such other Eckerd activities and functions as are described in this Agreement, (11) providing hardware maintenance for AS/400 computers and other machines (but not End-User Machines listed in Schedule S) located at the respective Eckerd Distribution Centers, (12) providing and maintaining the glue machines and bursters at the Largo Data Center which are required by IBMGS-US in order to perform the Services, (13) providing data warehouse applications, software and hardware, and disaster recovery, (14) EDI transaction charges, (15) data entry, (16) Largo Data Center print supplies,
(17) all operations, maintenance and support for Eckerd distribution centers (except the Dallas Warehouse Management System software, the RISC Machines and any replacement IBMGS-US Machines), and (18) all cash registers currently under ICL maintenance contracts ((1) through (18) collectively, the "Retained Resources").


ARTICLE 12         SOFTWARE AND PROPRIETARY RIGHTS.

12.01    Eckerd Software.

Subject to Section 10.06 Eckerd hereby grants to IBMGS-US a non-exclusive, non-transferable right to use (1) the Eckerd proprietary software either listed in Schedule A and Schedule B or otherwise provided to IBMGS-US by Eckerd (the "Eckerd Proprietary Software"), (2) the software licensed or leased by Eckerd from a third party which is listed in Schedule A or Schedule B or otherwise provided to IBMGS-US by Eckerd (the "Eckerd Third Party Software") and (3) any related documentation in Eckerd's possession on or after the Commencement Date ((1), (2) and (3) collectively, the "Eckerd Software") solely to provide the Services. Upon expiration of this Agreement or termination of this Agreement for any reason, (a) the rights granted to IBMGS-US in this Section 12.01 shall immediately revert to Eckerd and (b) IBMGS-US shall (i) deliver to Eckerd, at no cost to Eckerd except for the reimbursement to IBMGS-US of the cost of the media containing the Eckerd Software, a current copy of all of the Eckerd Software in the form in use as of the date of such expiration or termination and (ii) destroy or erase all other copies of the Eckerd Software in IBMGS-US's possession.

12.02    Developed Software.

Any (1) enhancement modifications to the Eckerd Software or (2) other software developed by IBMGS-US upon request of Eckerd pursuant to Article 4 ((1) and (2) collectively, the "Developed Software") shall be and will remain the exclusive property of Eckerd or its third party licensor. In consideration of the payments made pursuant to Section 17.01, IBMGS-US hereby assigns to Eckerd all of IBMGS-US's rights in and interests to the Developed Software. Eckerd hereby grants to IBMGS-US a non-exclusive, non-transferable right to use the Developed Software solely to provide the Services. Upon expiration of this Agreement or termination of this Agreement for any reason, the rights granted to IBMGS-US in this Section 12.02 shall immediately revert to Eckerd, and IBMGS-US shall (a) deliver to Eckerd, at no cost to Eckerd except for the reimbursement to IBMGS-US of the cost of the media containing such Developed Software, a current copy of all such Developed Software in the form in use as of the date of such expiration or termination and (b) destroy or erase all other copies of the Developed Software in IBMGS-US's possession.

12.03    IBMGS-US Software.

All software and related documentation (1) (a) owned by IBMGS-US or its Affiliates prior to the Commencement Date, including the POS Chain Drug Applications, or of which IBMGS-US or its Affiliates acquire ownership after the Commencement Date, which is used in connection with the Services and (b) developed by IBMGS-US after the Commencement Date which is not Developed Software ((a) and (b), the "IBMGS-US Proprietary Software") and (2) licensed or leased from a third party by IBMGS-US prior to or after the Commencement Date which will be used in connection with the Services (the "IBMGS-US Third Party Software") ((1) and (2) collectively, the "IBMGS-US Software") is, or will be, and shall remain, the exclusive property of IBMGS-US or its third-party licensor and Eckerd shall have no rights or interests to the IBMGS-US Software except as described in this Section 12.03 and Section 22.05. IBMGS-US shall make the IBMGS-US Software available to Eckerd during the Term for use in connection with the Services at no additional cost to Eckerd other than as expressly provided in this Agreement. Subject to Section 22.05 with respect to IBMGS-US Third Party Software, IBMGS-US shall deliver to Eckerd a copy of, and hereby grants, or shall cause to be granted, to Eckerd a perpetual (or, if perpetual is not commercially available, a commercially reasonable term), non-exclusive, non-transferable license to use, and to permit a third party to use solely in connection with providing services to Eckerd the IBMGS-US Third Party Software upon the expiration or termination of this Agreement. Further, upon expiration or termination, in respect of the IBMGS-US Proprietary Software, IBMGS-US will cause such IBMGS-US Proprietary Software and related documentation to be licensed to be licensed to Eckerd, its Affiliates or a third party to use solely in connection with providing services to Eckerd at the terms, conditions and prices (excluding any initial license fee or any transfer or assignment fees) generally available to licensees comparable to Eckerd or its Affiliates consistent with Section 17.13, unless Eckerd fails to pay monies owed to IBMGS-US pursuant to this Agreement except as set forth in Section 21.03.

12.04    IBMGS-US License.

Eckerd may, in Eckerd's sole discretion and upon such terms and at such prices as Eckerd and IBMGS-US may agree, grant IBMGS-US a license to use and sublicense the Developed Software.

12.05    Changes and Upgrades to Software.

Except as may be approved by Eckerd, IBMGS-US shall not make any changes or modifications to the Eckerd Software, the IBMGS-US Software and the Developed Software (collectively, the "Software") that would alter the functionality or materially degrade the performance of the Software. In addition, IBMGS-US shall pay the cost of any modification or enhancement to, or substitution for, the Eckerd Software, the Developed Software and any other equipment or software used in connection with the Services necessitated by (1) unauthorized changes to the Eckerd Software or the Developed Software or (2) changes to the IBMGS-US Software (except as Eckerd may request or as may result from the provision of the Services or the implementation of a New Service) or the operating environment of the IBMGS-US Software.

12.06    Access to AD/M Tools and Methodologies.

As part of the Designated Services, IBMGS-US shall provide to the business analysts retained by Eckerd during the Term access to the Software, including AD/M Services tools and methodologies.


ARTICLE 13         CONSENTS.

All consents or approvals necessary to allow IBMGS-US to use (1) the Eckerd Leased Assets, if any (2) the services provided under the Eckerd Services Contracts, (3) the Eckerd Third Party Software to provide the Services to Eckerd during the Term and the Termination Assistance Period and (4) any other consent or approval specifically identified in this Agreement as being the responsibility of Eckerd (the "Eckerd Consents") shall be obtained by IBMGS-US and Eckerd. Eckerd shall pay any costs of obtaining the Eckerd Consents, except as may relate to any costs imposed by IBM or an Affiliate or subsidiary of IBM. All consents or approvals necessary to allow (a) IBMGS-US to use (i) and assign to Eckerd the Developed Software, (ii) the IBMGS-US Software, (iii) any assets leased or owned by IBMGS-US, including the IBMGS-US Machines, that are used by IBMGS-US to provide the Services and (iv) any third-party services retained by IBMGS-US to provide the Services during the Term and the Termination Assistance Period and (b) Eckerd to continue to use (w) the Developed Software, (x) the IBMGS-US Software, (y) any assets leased or owned by IBMGS-US, including the IBMGS-US Machines, that are used by IBMGS-US to provide the Services and (z) any third-party services retained by IBMGS-US to provide the Services upon the expiration or termination of this Agreement shall be obtained by IBMGS-US and Eckerd (the "IBMGS-US Consents"). IBMGS-US shall pay any costs of obtaining the IBMGS-US Consents except as described in Section 22.05(5) and Section 22.05(6). (The Eckerd Consents and the IBMGS-US Consents collectively, the "Consents").


ARTICLE 14         DATA AND REPORTS.

14.01    Ownership of Eckerd Data.

All data and information submitted to IBMGS-US by Eckerd in connection with the Services (the "Eckerd Data") is and shall remain the property of Eckerd. The Eckerd Data shall not be (1) used by IBMGS-US other than in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by IBMGS-US or (3) commercially exploited by or on behalf of IBMGS-US, its employees or agents.

14.02    Correction of Errors.

At its own expense, IBMGS-US shall promptly correct any errors or inaccuracies in the Eckerd Data caused by IBMGS-US. At Eckerd's expense, IBMGS-US shall promptly correct any other errors or inaccuracies in the Eckerd Data. Eckerd is responsible for (1) the accuracy and completeness of the Eckerd Data submitted by Eckerd to IBMGS-US and (2) any errors in and with respect to data obtained from IBMGS-US because of any inaccurate or incomplete Eckerd Data.

14.03    Return of Data.

Upon request by Eckerd at any time, IBMGS-US shall (1) at Eckerd's expense, promptly return to Eckerd, in the format and on the media requested by Eckerd, all Eckerd Data and (2) erase or destroy all Eckerd Data in IBMGS-US's possession. Any archival tapes containing Eckerd Data shall be used solely for backup purposes.

14.04    Reports.

Commencing on the Commencement Date and as part of the Designated Services, IBMGS-US shall provide to Eckerd those reports (1) prepared by IBMGS-US as of the Commencement Date and the Agreement Date or as reasonably directed by Eckerd, (2) described in Schedule E and (3), as otherwise agreed to by the Parties during the Term ((1) through (3) collectively, the "Reports", each a "Report"). At a minimum, the Reports shall include: (a) a monthly performance report documenting IBMGS-US's performance with respect to the Performance Standards, (b) a monthly project schedule report, (c) a monthly change control report setting forth a record of all Changes performed, (d) a monthly report describing Eckerd's utilization of resources and comparing such utilization to the then-applicable resource baseline for each resource and (e) at the end of every six month period, a report as to the current status of the Client/Server Environment architecture, including architectures for hardware, software, applications and data. IBMGS-US shall provide Eckerd with such documentation and information as may be requested by Eckerd from time to time in order to verify the accuracy of the Reports.


ARTICLE 15         DATA AND SOURCE CODE TAPES.

As part of the Designated Services, IBMGS-US shall make and maintain tapes in accordance with the procedures set forth in Schedule E containing copies of (1) any Eckerd Data then residing on the Systems (the "Data Tapes") and (2) all of the source code and related documentation in respect of the Eckerd software and the Developed Software as may be necessary to recreate the functionality of, and operate, the Eckerd Software and the Developed Software at any time during the term (the "Source Code Tapes"). Upon request, authorized personnel of Eckerd shall be permitted access to any facilities used to store the Data Tapes or Source Code Tapes during normal business hours and subject to any reasonable security procedures or other restrictions in effect at such facilities. IBMGS-US shall maintain copies of the Data Tapes for at least 90 days from the date each such Data Tape was made.


ARTICLE 16         CONTINUED PROVISION OF SERVICES.

16.01    Disaster Recovery Plan.

As part of the Designated Services, IBMGS-US shall, in respect of the Lexington Data Center and the Largo Data Center (except for data warehouse functions, End User Machines and office automation servers) (1) implement IBMGS-US's standard business recovery services (the "Disaster Recovery Plan") as described in Schedule G, (2) periodically update and test the operability of the Disaster Recovery Plan in effect at that time, (3) upon Eckerd's request, certify to Eckerd that the Disaster Recovery Plan is fully operational at least once every Contract Year, (4) immediately provide Eckerd with notice of a disaster declared by IBMGS-US and implement the Disaster Recovery Plan upon the occurrence of a disaster at a Service Location or otherwise affecting the provisions or receipt of the Services (a "Disaster"), (5) implement the Disaster Recovery Plan upon receipt of a notice from Eckerd declaring that a Disaster has or is about to occur, (6) consult with Eckerd regarding the priority to be given to the Services during the pendency of a Disaster and (7) not be excused from implementing the Disaster Recovery Plan as a result of a Force Majeure Event. IBMGS-US may, upon notice to Eckerd, modify or change the Disaster Recovery Plan at any time- provided, however, that such change or modification shall not materially adversely affect IBMGS-US's ability to restore the Services. IBMGS-US shall restore all critical services as described in Schedule G (the "Critical Applications") within the period specified in the Disaster Recovery Plan of the occurrence of a Disaster. In the event the Disaster Recovery Plan is implemented by (a) IBMGS-US pursuant to Section 16.01(4) or (b) Eckerd pursuant to Section 16.01(5) and a Disaster did occur, IBMGS-US shall not increase its charges under this Agreement or charge Eckerd usage fees in addition to the Annual Services Charges or ARCs other than incurred as a result of a Disaster. In the event (i) the Disaster Recovery Plan is implemented by Eckerd pursuant to Section 16.01(5) despite a written objection from IBMGS-US and (ii) a Disaster did not occur, Eckerd shall pay any direct costs incurred by IBMGS-US in connection with such implementation of the Disaster Recovery Plan.

16.02    Force Majeure.

Neither Party shall be liable for any default or delay in the performance of its obligations under this Agreement (1) provided such default or delay (a) could not have been prevented by reasonable precautions and (b) cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work-around plans or other means and (2) if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts or labor difficulties not relating to IBMGS-US's employees, subcontractors or agents, or any other similar cause beyond the reasonable control of such Party (each, a "Force Majeure Event"). The occurrence of a Force Majeure Event in respect of another customer of IBMGS-US shall not constitute a Force Majeure Event under this Agreement. Upon the occurrence of a Force Majeure Event, the non-performing Party shall be excused from any further performance of those of its obligations pursuant to this Agreement affected by the Force Majeure Event for as long as
(a) such Force Majeure Event continues and (b) such Party continues to use best efforts to recommence performance whenever and to whatever extent possible without delay. A Party so delayed in its performance shall (i) immediately notify the other by telephone (to be confirmed in writing within five days of the inception of such delay) and (ii) describe at a reasonable level of detail the circumstances causing such delay. If any Force Majeure Event substantially prevents, hinders or delays performance of the Services or prevents, hinders or delays the performance of the Critical Services for more than 24 hours, Eckerd may cease payment of the Annual Services Charges and procure such Services from an alternate source, and IBMGS-US shall be liable for payment for such Services in excess of IBMGS-US's charges under this Agreement for up to 180 days. If Eckerd is unable to procure the Services from an alternate source or IBMGS-US is unable to resume the provision of the Services within 180 days of the occurrence of a Force Majeure Event, Eckerd or IBMGS-US may terminate this Agreement without regard to Section 22.02 as of a date specified by Eckerd in a notice of termination to IBMGS-US. This Section 16.02 does not limit or otherwise affect IBMGS-US's obligation to provide disaster recovery services in accordance with
Section 16.01. In the event of a Force Majeure Event, IBMGS-US shall not increase its charges under this Agreement or charge Eckerd usage fees in addition to the Annual Services Charges or ARCs other than incurred as a result of a Force Majeure Event.


ARTICLE 17         PAYMENTS TO IBMGS-US.

17.01    Annual Services Charges.

In consideration of IBMGS-US providing the Designated Services, Eckerd shall pay to IBMGS-US the fees set forth in the Supplement (the "Annual Services Charges").

17.02    New Services Fees.

In consideration of IBMGS-US providing the New Services, Eckerd shall pay the New Services Fees in the manner agreed upon by Eckerd and IBMGS-US in accordance with Section 6.01.

17.03    Additional Resource Charges and Reduced Resource Charges.

At the end of every six month period during the Term IBMGS-US shall review the amount of Designated Services used by Eckerd during the preceding six months in connection with the Services described in Schedule J. In the event Eckerd's average monthly use of such Services during such six month period (1) increased pursuant to Section 3.01 above the amount which is included in the Annual Services Charge for such resource set forth in the Supplement ( the "Resource Baseline"), Eckerd shall pay to IBMGS-US, in addition to the Annual Services Charges, the resource charges in the amounts specified in the Supplement (the "ARCs") in connection with the services set forth in Schedule J or (2) decreased below the Resource Baselines set forth in the Supplement, IBMGS-US shall credit Eckerd the reduced resource credits in the amounts specified in the Supplement in connection with the Services set forth in Schedule J (the "RRCs") except as provided in Section 4.04. IBMGS-US will invoice or credit Eckerd, as the case may be, semiannually for the ARCs and RRCS, if any, so calculated.

17.04    Cost of Living Adjustment.

The Annual Services Charges, ARCS, and RRCs payable by Eckerd under this Agreement include protection against inflation at a rate of 2.0 percent per year compounded annually (the "Protection Index"). In the event the Actual Inflation (as described in the formula set forth below) for any calendar year exceeds the Protected Inflation (as described in the formula set forth below), IBMGS-US may, once every calendar year after 1998, increase the Annual Services Charges, ARCs and all other charges payable by Eckerd under this Agreement (i) by 100 percent of the cost of living adjustment calculated as set forth below ("COLA") which results from the portion of Actual Inflation which exceeds 2.0 percent and is not more than 3.5 percent, and (ii) by 75 percent of COLA calculation set forth below for the portion of Actual Inflation which exceeds 3.5 percent. In the event IBMGS-US increases the ARC rate pursuant to this Section 17.04, the RRC rate shall be increased by the same percentage. Eckerd and IBMGS-US shall use the Consumer Price Index, as published by the Bureau of Labor Statistics, U.S. Department of Labor, For All Urban Consumers, U.S. City Average, All Items, 1982-84=100 ("CPI-U") for purposes of calculating the Actual Inflation. COLA is payable on a prospective basis, i.e., IBMGS-US may increase the Annual Services Charges, ARCS, RRCs and all other charges payable by Eckerd under this Agreement for the subsequent calendar year by COLA, if such COLA is in excess of the Protection Index. COLA shall be determined as soon as practicable after the end of each calendar year. COLA shall be determined using the following formula:

COLA Factor = ((Actual Inflation - Protected Inflation)/ Protected Inflation x Inflation Sensitivity)

where:

Actual Inflation = CPI-U for the December preceding Contract Year for which COLA is being calculated;

Protected Inflation = the Protection Index for the year preceding the Contract Year for which COLA is being calculated;

Inflation Sensitivity = 85 percent, which is the portion of the Annual Services Charges, ARCS, and RRCs that are inflation sensitive; and

Applicable CPI-U = CPI-U for December of the Contract Year previous to the Commencement Date.

For example:

To determine the COLA monies due, in addition to the other charges, where the prorated portion of the $100,000,000 ASC for the applicable period is $8,333,333, and there are CPU ARCs of $80,000 due for that period and DASD RRCs of $30,000 due for that same period, and the Actual Inflation for the applicable Contract Year is 2.5 percent, the calculation will be as follows-.

COLA     (ASC + ARCs - RRCS) x.85 x.005

COLA     ($8,333,333 + $80,000 - $30, 000 ) x .85 x .005

COLA     $8,383,333 x .85 x .005

COLA     $7,125,833 x .005

COLA     $35,629.17

In the event the Bureau of Labor Statistics ceases publishing the CPI-U or substantially changes its content and format, Eckerd and IBMGS-US shall substitute another comparable index published at least annually. If the Bureau of Labor Statistics redefines the base year for the CPI-U from 1982-84 to another year, Eckerd and IBMGS-US shall continue to use such CPI-U, but shall convert the Protection Index to reflect the new base year by using an appropriate conversion formula.

17.05    Significant Business Changes and New Entities.

If, during the Term, the number of the Stores increases by more than 25 percent (not including (i) store openings, (ii) store relocations, and (iii) store closings as set forth in the Supplement ((i), (ii) and (iii) collectively "Planned Store Activity") due to an acquisition by Eckerd or its Affiliates and such acquisition is expected to cause a sustained increase in computing resources required by Eckerd, any increase in computing resources shall be governed by this Section 17.05. Eckerd shall notify IBMGS-US of any event or set of events which shall increase the number of the Stores. Eckerd shall share information with IBMGS-US to allow IBMGS-US to determine which resources will be required to meet Eckerd's needs, IBMGS-US shall (1) formulate a plan to accommodate Eckerd's needs, without a disruption in service to Eckerd, in a cost effective manner and (2) submit such plan, including any adjustments to the Annual Services Charges, Resource Baselines, ARCs and RRCs to Eckerd for review. Upon Eckerd's acceptance of such plan, IBMGS-US may adjust the Annual Services Charges, Resource Baselines, ARCs and RRCS. In the event that Eckerd does not accept IBMGS-US's plan and the Parties are unable to agree on the amount of the increase required by this Section 17.05, such disagreement shall be submitted to the Joint Advisory Committee. Eckerd shall not be obligated to obtain the Services from IBMGS-US with respect to any acquisition.

17.06    Extraordinary Decrease in Eckerd Work.

If, during the Term, the scope and nature of Eckerd's business change significantly, including (1) changes to the Eckerd Service Locations, (2) changes to Eckerd's products or markets, (3) mergers, acquisitions or divestitures, (4) changes in the method of service delivery (other than use of another vendor, Eckerd or its Affiliates) or (5) changes in market priorities, and Eckerd expects such changes to result in a decrease of computing resources by more than 25 percent of the computing Resource Baselines in effect on the Commencement Date, such changes in the Services shall be governed by this
Section 17.06. Eckerd shall provide IBMGS-US with a report of any new acquisitions or divestitures, which shall identify the changes that need to be made to accommodate the extraordinary decrease of resource requirements.
IBMGS-US shall reduce the Annual Services Charges by the amount by which IBMGS-US's actual and direct expenses for performing the Services are decreased as a result of such change. IBMGS-US shall make the applicable adjustments to the Annual Services Charges, resource baselines and RRCs pursuant to the Supplement to reflect the decrease. Upon request by Eckerd, IBMGS-US shall provide to Eckerd a written certificate, signed by an officer of IBMGS-US, certifying that the methodology for calculating the adjustments to the Annual Services Charges referenced in this Section 17.06 conform to accepted accounting practices and reflect IBMGS-US's actual changes in the operating environment. If after receipt of such certification, Eckerd in good faith believes that such certification is inaccurate, Eckerd may, at its option and expense, employ an accredited and independent auditor to determine whether IBMGS-US's certification is accurate.

17.07    Payment Schedule.

The Annual Services Charges and the New Service Fees (together with the ARCs, collectively, the "Fees") and any other fees or charges owed by Eckerd shall be due and payable within 10 days of the end of the calendar month during which the Services relating to such charges were performed; provided that ARCs and RRCs will be calculated and billed semiannually in accordance with Section 17.03 and shall be due and payable within 10 days after the end of the calendar month during which the invoice was received. Each invoice shall include one or more reports describing (1) Eckerd's use of IBMGS-US resources in the units of measurement and the dollar amounts used to calculate the invoice amount and (2) such other information as may be reasonably necessary to ascertain IBMGS-US's compliance with the Performance Standards as applicable. Eckerd shall pay each invoice by check to IBMGS-US, Southern Area Customer Support Office, P.O. Box 105063, Atlanta, Georgia 30348. Any Fees not paid when due shall bear interest at the rate of one percent per month, but in no event to exceed the highest lawful rate of interest, calculated from the date such amount was due until the date payment is received by IBMGS-US.

17.08    Taxes.

(1) IBMGS-US is responsible for paying any applicable sales, use, personal property or other taxes based upon or measured by IBMGS-US's cost in acquiring or providing equipment, materials, supplies services furnished or used by IBMGS-US in performing or furnishing the Services, including all personal property, use and sales taxes, if any, due on IBMGS-US Machines and IBMGS-US Software. (2) Except as provided in this Section 17.08(3), Eckerd shall pay the amount of any sales, excise or use tax that is levied or assessed on the provision of the Services by IBMGS-US to Eckerd or on IBMGS-US's charges to Eckerd under this Agreement, however levied or assessed. (3) In the event a sales, excise or services tax is levied or assessed on the provision of the Services by IBMGS-US to Eckerd in Florida as a result of tax legislation not in effect on the Commencement Date, IBMGS-US and Eckerd shall each pay 50 percent of such tax. (4) Eckerd shall pay all personal property or use taxes in respect of the Eckerd Machines, the End-User Machines and for the payment of any excise taxes for Eckerd Data Network lines and circuits. (5) Each Party shall bear sole responsibility for all taxes, assessments and other real property-related claims on its owned or leased real property. (6) Eckerd and IBMGS-US shall cooperate with each other to more accurately determine each Party's tax liability and to minimize such liability to the extent legally permissible. (7) Eckerd and IBMGS-US shall provide and make available to the other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party. (8) Eckerd and IBMGS-US shall work together to segregate the Fees into separate payment streams for (a) taxable Services, (b) nontaxable Services, (c) which a sales, use or similar tax has already been paid by IBMGS-US and (d) which IBMGS-US functions merely as a paying agent for Eckerd in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax.

17.09    Expenses.

Except as specifically set forth in this Agreement, any expenses related to the Designated Services are included in the Annual Services Charges and shall not be reimbursed by Eckerd unless agreed to by Eckerd. If agreed upon pursuant to
Section 6.01, Eckerd shall pay or reimburse IBMGS-US for the reasonable and actual documented expenses, including travel and travel-related expenses, incurred by IBMGS-US in connection with its performance of the New Services; provided, however, that such expenses are incurred in accordance with Eckerd's then-current policy for such expenses.

17.10    Proration.

All periodic fees or charges under this Agreement are to be computed on a calendar month basis and will be prorated for any partial month.

17.11    Rights of Set-Off.

With respect to any amount which Eckerd and IBMGS-US in good faith determine (1) should be reimbursed to Eckerd or (2) is otherwise payable to Eckerd by IBMGS-US pursuant to this Agreement, Eckerd may upon notice to IBMGS-US deduct the entire amount owed against the charges otherwise payable or expenses owed to IBMGS-US under this Agreement until such time as the entire amount determined to be owed to Eckerd has been paid. Eckerd shall be relieved of its obligation to make any payments to IBMGS-US until such time as all such amounts have been credited to Eckerd (unless Eckerd has requested that the credit be issued in more than one invoice and IBMGS-US is issuing such credits according to Eckerd's request).

17.12    Refundable Items.

In the event Eckerd has prepaid amounts under a lease governing the Eckerd Leased Assets, Eckerd Services Contract or an Eckerd Third Party Software License, IBMGS-US shall refund to Eckerd, upon notice from Eckerd, that portion of such prepaid expense which is attributable to periods on and after the Commencement Date. In the event IBMGS-US receives during the Term any refund, credit or other rebate in respect of a lease governing an Eckerd Leased Asset, an Eckerd Services Contract or an Eckerd Third Party Software License which is attributable to a period prior to the Commencement Date (including deposits under leases governing the Eckerd Leased Assets), IBMGS-US will promptly notify Eckerd of such refund, credit or rebate and shall promptly pay to Eckerd the full amount of such refund, credit or rebate. In the event Eckerd receives during the Term any refund, credit or other rebate in respect of a lease governing an Eckerd Leased Asset, Eckerd Services Contract or Eckerd Third Party Software License which is attributable to a period after the Commencement Date, Eckerd shall promptly notify IBMGS-US of such refund, credit or rebate and shall promptly pay to IBMGS-US the full amount of such refund, credit or rebate.

17.13    Purchasing-Consideration.

(1) In the event that Eckerd desires to purchase IBM products Eckerd may do so to the extent and level at which Eckerd is eligible in accordance with the IBM Volume Offering ("IVO") in effect at the time of such purchase.

(2) IBMGS-US's charges to Eckerd for any project which is the subject of a New Services Work Order delivered by IBMGS-US, which is the sole Services provider for International Business Machines Corporation, shall be at least as low as the lowest charges by IBMGS-US or its Affiliates for like or similar services to any of Eckerd's competitors (as described in Section 8.08 of this Agreement) receiving like or similar services at similar volumes of service during similar timeframes.

17.14    Lexington Baseline Adjustment.

(1) In the event that Eckerd in good faith believes from time to time that the actual amount of Resource Units for the Lexington Data Center mainframe Services (CPU Application Hours, DASD, and Tape Mounts) will vary from the Baseline(s), Eckerd may elect to adjust the Baseline(s) for the remainder of the Term to reflect such variance. The Parties shall meet at least once each Contract Year to determine whether Eckerd will make any such election. In the event that Eckerd shall make any such election, (a) Eckerd shall provide notice of such election (including the level to which the subject Baseline(s) are to be adjusted (each a "Lexington Adjusted Baseline")) to IBMGS-US, (b) IBMGS-US will calculate the adjustment to the Annual Services Charges, ARC Rate and RRC Rate affected by such adjustment to the Baseline(s), and notify Eckerd of such adjustments and (c) upon Eckerd's approval IBMGS-US shall amend the Supplement to reflect the Lexington Adjusted Baselines and adjustment to the applicable Fees. Lexington Data Center Baselines may not be adjusted to a level which is lower than 80 percent, in each case, of the Baselines in effect on the Commencement Date pursuant to this Section 17.14(1). Any adjustment to Baselines and the Fees pursuant to this Section 17.14 shall be effective on the anniversary of the Commencement Date and shall remain in effect for a minimum of twelve (12) months.

(2) During the period between January 1, 1998 and June 30, 1999 and in respect of IBMGS-US's performance of Year 2000 work, if any, whether or not performed under this Agreement (a) IBMGS-US will track the Resource Units for the Lexington Data Center mainframe Services (CPU Application Hours, DASD, and Tape Mounts) utilized by IBMGS-US in the performance of Year 2000 work (the "Lexington Y2K Resources"); (b) in the event that Eckerd's average use of Lexington Y2K Resources (i) increased above the amount which is included in the applicable Lexington Y2K Resources set forth in the Supplement, Eckerd shall pay to IBMGS-US, in addition to the Annual Services Charge, ARCs as set forth in the Supplement, or (ii) decreased below the amount which is included in the applicable Lexington Y2K Resources set forth in the Supplement, IBMGS-US shall credit Eckerd RRCs in accordance with this Section 17.14(2), and (c) beginning July 1, 1998 and semi-annually thereafter until June 30, 1999 IBMGS-US will calculate the quantity of Lexington Y2K Resources expended and invoice Eckerd for the net of ARCs and RRCs for such period for Lexington Y2K Resources; provided, however, that both RRCs and ARCs shall be calculated at the ARC rate for the purpose of determining the amounts due, if any, under this Section 17.14(2).

(3) Eckerd may, at any time after the Commencement Date and from time to time elect to migrate certain mainframe application processing or other data center task being provided by IBMGS-US from the Lexington Data Center to one or more Eckerd or Eckerd Affiliate data center(s) designated by Eckerd representing, in aggregate, up to 20 percent of the aggregate CPU Monthly Baseline for the Lexington Data Center set forth in the Supplement on the Commencement Date. If Eckerd so elects IBMGS-US will calculate the adjustment to the Annual Services Charges, ARC and RRC affected by such adjustment to the Lexington Data Center Baseline(s), and notify Eckerd of such adjustments and (c) upon Eckerd's approval amend the Supplement to reflect the Lexington Adjusted Baselines and adjustment to the applicable Fees.

17.15    IBM Help Desk Baseline Adjustment.

In the event that Eckerd in good faith believes the actual amount of IBM Help Desk Services Call Minutes will increase or decrease by more than 10 percent above or below the applicable Resource Baseline, Eckerd may elect to adjust such Resource Baseline for the remainder of the Term to reflect such increase or decrease. If Eckerd so elects (a) Eckerd shall provide notice of such election (including the level to which the Resource Baseline is to be adjusted (the "Help Desk Adjusted Baseline") to IBMGS-US no later than 90 days prior to the date upon which such Help Desk Adjusted Baseline is to be effective, (b) IBMGS-US will calculate the adjustment to the Annual Services Charges, ARCS, and RRCs affected by such adjustment to the applicable Resource Baseline, and notify Eckerd of such adjustment to the Annual Services Charges, ARCS, and RRCS, and
(c) upon Eckerd's approval and a six (6) month minimum commitment to the Help Desk Adjusted Baseline the Parties will amend the Supplement to reflect the Help Desk Adjusted Baseline and corresponding adjustment to the charges. The Help Desk Resource Baseline may not be adjusted to a level which is lower than fifty percent (50 percent) of the Help Desk Resource Baseline in effect on the Commencement Date. Any adjustment to Resource Baselines and IBMGS-US's charges to Eckerd which are implemented pursuant to this Section 17.15 shall remain in effect for a minimum of six (6) months.

17.16    Field Services Baseline Adjustment.

In the event that Eckerd desires from time to time that IBMGS-US reduce by one or more the number of SSRs per region required to provide Store Systems Support Services in accordance with this Agreement (i) Eckerd shall provide notice thereof to IBMGS-US, (ii) IBMGS-US will reduce the number of SSRs as requested by Eckerd; provided, however, that the number of SSR's may not be adjusted to a level which is lower than 80 percent of the number of SSR's providing Store Systems Support Services as of the Commencement Date, (iii) IBMGS-US will calculate the adjustment to the Annual Services Charges based upon such reduction and notify Eckerd of such adjustment to the Annual Services Charges,
(iv) upon Eckerd's approval amend the Supplement to reflect the adjustment to the charges, and (v) IBMGS-US shall be excused from any failure to meet the applicable Performance Standards occurring after such reduction to the extent such failure is caused by such reduction in the number of SSRs until the Parties thereafter adjust the applicable Performance Standards in accordance with
Section 7.03(2).

17.17    Technology Improvements.

Eckerd and IBMGS-US anticipate that during the Term the information technology costs as a percentage of the overall costs of providing the Services will decrease. Accordingly, significant information technology price and performance improvements which occur during the Term may result in greater savings in respect of the total costs of providing the Services than IBMGS-US assumed in establishing the Annual Services Charges, ARCs and RRCS. On June 30, 2000, or such other date as the Parties may agree, IBMGS-US shall review with the Joint Advisory Committee actual information technology trends during the Term (the "Technology Review"). In the event Eckerd believes that significant information technology improvements have occurred during the Term which have not been (1) adopted by IBMGS-US on behalf of Eckerd and (2) reflected in IBMGS-US's charges,
(a) Eckerd may notify IBMGS-US of such belief within 60 days of the date of the Technology Review and (b) upon receipt of such notice by IBMGS-US, Eckerd and IBMGS-US shall negotiate and implement an appropriate reduction to the Annual Services Charges, ARCs and RRCS. In the event Eckerd and IBMGS-US cannot agree on the amount of any such reduction within 30 days of the date of Eckerd's notice pursuant to this Section 17.17, Eckerd may terminate this Agreement no later than April 1, 2001 upon (i) at least 180 days' notice to IBMGS-US and (ii) payment of the Termination Fee set forth in Section 23.02.


ARTICLE 18         AUDITS.

18.01    Audit of Processing.

Upon reasonable notice from Eckerd, IBMGS-US shall provide such auditors and inspectors as Eckerd or any Federal or state regulatory authority may, from time to time, designate with access to the IBMGS-US Service Locations and the Systems and for the purpose of performing, at Eckerd's expense, audits or inspections of the business of Eckerd (including IBMGS-US's operations in respect of the Services). IBMGS-US shall provide to such auditors and inspectors any assistance that they reasonably require. If any audit by a regulatory authority having jurisdiction over Eckerd or IBMGS-US results in IBMGS-US being notified that it is not in compliance with any rule, regulation or law of any Federal, state or local agency relating to IBMGS-US's provision of the Services, IBMGS-US shall, within the period of time specified by such regulatory authority, comply with such regulatory authority. If a change is required by a law or regulation relating to Eckerd's business, such change shall be made at Eckerd's expense except to the extent such change is included in the Maintenance services. If a change is required by a law or regulation relating to IBMGS-US's business, such change shall be made at IBMGS-US's expense.

18.02    Audit of Charges.

Upon at least 24 hours' notice from Eckerd and no more than twice during any calendar year IBMGS-US shall provide Eckerd with access to all of the records necessary to support its charges to Eckerd. If, as a result of such audit, Eckerd determines that IBMGS-US has overcharged Eckerd, Eckerd shall notify IBMGS-US of the amount of such overcharge and IBMGS-US shall promptly pay to Eckerd the amount of the overcharge, plus interest at the rate of one percent per month, but in no event to exceed the highest lawful rate of interest, calculated from the date of receipt by IBMGS-US of the overcharged amount until the date of payment to Eckerd. In the event any such audit reveals an overcharge to Eckerd by IBMGS-US of five percent or more of a particular fee category, IBMGS-US shall reimburse Eckerd for the costs of such audit.

18.03    IBMGS-US Audit.

If, as a result of an internal audit of its charges to Eckerd, IBMGS-US determines that it has undercharged Eckerd, IBMGS-US may provide Eckerd with an invoice in respect of such amount. Any such invoice shall evidence that the amount was not charged to Eckerd previously, Eckerd shall promptly pay the amount of the undercharge, plus interest at the rate of one percent per month, but in no event to exceed the lawful rate of interest, calculated from the date of the invoice which should have included the undercharged amount until the date of payment by Eckerd; provided, however, that Eckerd shall not be obligated to pay any such charges related to the Services provided more than 180 days before the date of the invoice for such charges.


ARTICLE 19         CONFIDENTIALITY.

19.01    Confidential Information.

(1) All confidential or proprietary information and documentation (including the terms of this Agreement, the Eckerd Data, the Eckerd Software, the Developed Software, the Eckerd Third Party Software and the IBMGS-US Software) ("Confidential Information") relating to a Party shall be held in confidence by the other Party to the same extent and in at least the same manner as such Party protects its own confidential or proprietary information. Neither Party shall disclose, publish, release, transfer or other-wise make available Confidential Information of the other Party in any form to, or for the use or benefit of, any person or entity without the other Party's consent. Each Party shall, however, be permitted to disclose relevant aspects of the other Party's Confidential Information to its officers, agents and employees and to the officers, agents and employees of its corporate Affiliates or subsidiaries solely to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such Party shall take all reasonable measures to ensure that Confidential Information of the other Party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents and employees. (2) The obligations in this Section 19.01 shall not restrict any disclosure by either Party pursuant to any applicable law, including the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended, or the SEC rules and regulations promulgated thereunder, or pursuant to any court or government agency (provided that the disclosing Party shall give prompt notice to the non-disclosing Party of such order) and shall not apply with respect to information which (a) is developed by the other Party without violating the disclosing Party's proprietary rights, (b) is or becomes publicly known (other than through unauthorized disclosure), (c) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (d) is already known by such Party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the Commencement Date between Eckerd and IBMGS-US or (e) is rightfully received by a Party free of any obligation of confidentiality. (3) Except as may relate to ideas, concepts, know-how or techniques relating to the provision of pharmacy services (which shall be deemed Confidential Information of Eckerd subject to this Section 19.01), neither Party is restricted pursuant to this Agreement from using any data processing or network management ideas, concepts, know-how and techniques, including in the development and manufacturing of products and services. Except as prohibited by Section 8.02, Section 8.03 and Section 8.08 the receipt of Confidential Information by a Party shall not limit or restrict assignment or reassignment of employees of IBMGS-US and Eckerd within or between the respective Parties and their Affiliates.

19.02    Unauthorized Acts.

Each Party shall (1) notify the other Party promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of the other Party's Confidential Information by any person or entity which may become known to such Party, (2) promptly furnish to the other Party full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist the other Party in investigating or preventing the reoccurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information,
(3) use reasonable efforts to cooperate with the other Party in any litigation and investigation against third parties deemed necessary by the other Party to protect its proprietary rights and (4) promptly use all reasonable efforts to prevent a reoccurrence of any such unauthorized possession, use or knowledge of Confidential Information. Each Party shall bear the cost it incurs as result of compliance with this Section 19.02.

19.03    Action by IBMGS-US.

Neither Party shall commence any legal action or proceeding in respect of any unauthorized possession, use or knowledge, or attempt thereof, of the other Party's Confidential Information by any person or entity which identifies such Party or such Confidential Information without such Party's consent.


ARTICLE 20         REPRESENTATIONS AND WARRANTIES.

20.01    By Eckerd.

Eckerd represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, (2) it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (3) the execution, delivery and performance of this Agreement has been duly authorized by Eckerd, (4) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, (5) it shall comply with all applicable Federal, state and local laws and regulations and shall obtain all applicable permit and licenses, in connection with its obligations under this Agreement,
(6) it has not, and will not, disclose any Confidential Information of IBMGS-US,
(7) the Eckerd Software owned by Eckerd does not, as of the Commencement Date, infringe upon the proprietary rights of any third Party, and (8) it is either the owner of each Eckerd Machine or is authorized by its owner to permit IBMGS-US to use such Eckerd Machines under this Agreement.

20.02    By IBMGS-US.

IBMGS-US represents and warrants that: (1) it is an unincorporated division of International Business Machines Corporation, a corporation duly incorporated, validly existing and in good standing under the laws of New York, (2) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (3) the execution, delivery and performance of this Agreement has been duly authorized by IBMGS-US, (4) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, (5) it shall comply with all applicable Federal, state and local laws and regulations and shall obtain all applicable permit and licenses in connection with its obligations under this Agreement, (6) it has not, and will not, disclose any Confidential Information of Eckerd, (7) the Services shall be rendered by qualified personnel, or trainees under the supervision of qualified personnel, in accordance with the Performance Standards, (8) all Services performed by IBMGS-US for Eckerd will be performed at least in accordance with industry standards and practices applicable to the performance of such Services, (9) it will maintain the Machines in accordance with the Performance Standards, (10) it will maintain-the End-User Machines for which it has maintenance responsibilities pursuant to this Agreement in accordance with the terms and conditions set forth in Schedule P, (11) it is either the owner of each IBMGS-US machine or is authorized by its owner to use it under this Agreement and (12) the Services and the Developed Software (except for any Eckerd Data or programs provided by Eckerd) will not, and the IBMGS-US Software does not and will not, infringe upon the proprietary rights of any third party.

20.03    Disclaimer.

SUBJECT TO THE PERFORMANCE STANDARDS AND IBMGS-US'S OTHER OBLIGATIONS UNDER THIS AGREEMENT, IBMGS-US DOES NOT ASSURE UNINTERRUPTED OR ERROR-FREE OPERATION OF THE MACHINES. EXCEPT AS SPECIFIED IN SECTION 20.01 AND SECTION 20.02, NEITHER IBMGS-US NOR ECKERD MAKES ANY OTHER WARRANTIES IN RESPECT OF THE SERVICES OR THE SYSTEMS AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.


ARTICLE 21         JOINT ADVISORY COMMITTEE AND DISPUTE RESOLUTION.

21.01    Joint Advisory Committee.

The Joint Advisory Committee shall meet at least once each three-month period during the Term (or such other time as the Joint Advisory Committee may agree upon from time to time) for the purpose of resolving disputes that may arise under this Agreement. The Joint Advisory Committee shall consider the disputes in the order such disputes are brought before it. In the event that the Joint Advisory Committee is unable to resolve a dispute, the Joint Advisory Committee shall notify the senior management of each Party. No dispute under this Agreement shall be the subject of litigation or other formal proceeding between Eckerd and IBMGS-US before being considered by the Joint Advisory Committee, provided, however, that either Party may seek injunctive relief to prevent or stay a breach of Article 19 without appearing before the Joint Advisory Committee.

21.02    Dispute Resolution.

In the event of a dispute between the Parties concerning the rights, duties, obligations or meaning of this Agreement relating to Section 4.02, Section 4.04,
Section 4.05 and Schedule E-2 or the subject of calculation or delivery of AD FTEs, including any claim that this Agreement has been breached, and the Parties are unable to resolve such dispute to their mutual satisfaction in a timely manner, either party may submit the facts of the dispute to binding arbitration in accordance with the alternate dispute resolution rules of the Information Technology Association of America, as administered by a Judicate. Arbitration of any dispute, may not be commenced until the earlier to occur of (1) an agreement by the Parties that further informal attempts described in Section 21.01 to resolve the dispute are not warranted and (2) 60 days after the initial request for arbitration have passed.

21.03    Continued Performance.

In the event of a good faith dispute between Eckerd and IBMGS-US regarding this Agreement that cannot be resolved by the Joint Advisory Committee pursuant to which Eckerd in good faith believes it is entitled to withhold payment, Eckerd shall, upon request by IBMGS-US and on the date which any of the Fees are required to be made during the pendency of such dispute, deposit the full amount of the Fees in an interest-bearing escrow account in the bank or depository specified by IBMGS-US and furnish evidence of such deposit to IBMGS-US. For as long as Eckerd makes such escrow deposits during the pendency of such dispute, IBMGS-US shall continue to provide the Services until the amount in escrow exceeds $6,000,000. Upon resolution of the dispute, the Parties shall allocate the money in the escrow account, plus any interest earned on such money, according to the resolution of the dispute.


ARTICLE 22         TERMINATION.

22.01    Termination for Convenience.

(1)      Eckerd  may  terminate   this  Agreement  with  an  effective  date  of
         termination on or after January 1, 2000 upon at least 180 days' prior notice to IBMGS-US.

(2) Eckerd may terminate the VSAT Data Network Services under this Agreement at any time after the Commencement Date upon 180 days prior notice to IBMGS-US.

22.02    Termination for Cause.

Upon notice to the other Party, either Party may terminate this Agreement, without charge to the terminating Party, in the event of a material breach by the other; provided, however, that the Party seeking termination shall provide the other Party with notice of such breach and the opportunity to cure such breach, as follows: (1) in the event of a failure to pay any amount due and payable under this Agreement when due, 10 business days and (2) in the event of any other material breach (except as specified in Section 22.03), 30 days. If the nature of any non-monetary breach is such that it would be unreasonable to expect a cure within a 30-day period, the breaching Party shall be given an additional 15 days to cure such breach (except as specified in Section 22.03). In the event the material breach is not cured within the periods specified above after delivery of notice, the non-breaching Party may terminate this Agreement, upon notice to the breaching Party as of a date specified in such notice of termination. The terminating Party shall have all rights and remedies generally afforded by law or equity, subject to the limitations expressed in this Agreement.

22.03    Termination for Failure to Provide the Services.

If IBMGS-US fails to provide the Critical Applications (except as may result from the occurrence of a Force Majeure Event) and does not, within 48 hours after receipt of a notice from Eckerd in respect of such failure, cure such failure or, if such failure cannot be cured within such 48-hour period, provide Eckerd with a workaround that allows Eckerd to perform such Critical Applications, then Eckerd may, upon notice to IBMGS-US, terminate this Agreement as of the date specified in the notice of termination.

22.04    Other Terminations.

This Agreement may terminate pursuant to Section 16.02, Section 17.17, Section 22.07, and Section 26.02.

22.05    Effect of Expiration or Terminations.

Upon the expiration of this Agreement or termination of this Agreement for any reason:

(1)      IBMGS-US  shall  provide  the   Termination   Assistance   Services  in
         accordance with Article 24;

(2) each Party shall have the rights specified in Article 12 in respect of the Software;

(3) IBMGS-US shall transfer title to the IBMGS-US owned Machines which are not IBMGS-US Machines used to provide Services from the Lexington Data Center upon receipt by IBMGS-US of the applicable Termination Fee, if any; further, IBMGS-US shall promptly return to Eckerd all Eckerd Machines, including any such machines located at the IBMGS-US Service Locations;

(4) Upon Eckerd's request, with respect to generally commercially available IBMGS-US Third Party Software, which IBMGS-US has licensed or purchased and is using solely to provide the Services as of the date of such expiration or termination, (a) IBMGS-US shall transfer, assign or sublicense such IBMGS-US Third Party Software to Eckerd and pay any transfer fee or nonrecurring charge imposed by the applicable vendor and (b) Eckerd shall reimburse IBMGS-US for initial license or purchase charges for such IBMGS-US Third Party Software in an amount equal to the remaining unamortized cost of such IBMGS-US Third Party Software, if any, depreciated over a five-year life;

(5) Upon Eckerd's request, with respect to generally commercially available IBMGS-US Third Party Software, which IBMGS-US has licensed or purchased and is using to provide services to other IBMGS-US customers in a shared environment as of the date of such expiration or termination, IBMGS-US shall (a) assist Eckerd in obtaining licenses for such IBMGS-US Third Party Software and (b) pay any license fee or charge imposed by any applicable vendor; and

(6) Upon Eckerd's request, with respect to any contracts applicable solely to services being provided to Eckerd for maintenance, disaster' recovery services and other necessary third party services (other than subcontractor services) being used by IBMGS-US to perform the Services as of the expiration or termination, IBMGS-US (a) shall transfer or assign such agreements to Eckerd or its designee, on terms and conditions acceptable to both parties and (b) pay any transfer fee or non-recurring charge imposed by the applicable vendors.

22.06    Client/Server.

Upon payment of the fees described in Section 22.05 and assumption of license obligations described in Section 22.05 and as part of the Termination Assistance Services, IBMGS-US shall deliver to Eckerd within 30 days of notice from Eckerd at the location specified by Eckerd all equipment, Software, related accessories and documentation (1) used by IBMGS-US to provide the Services as of the date of the expiration or termination of this Agreement and (2) as may be necessary to recreate the functionality of the Client/Server Environment.

22.07    Termination for Change of Control.

In the event of a Change in Control of Eckerd, Eckerd may terminate this Agreement upon 90 days' notice to IBMGS-US given no later than 12 months after the effective date of such Change in Control.

In the event of a Change in Control of IBMGS-US to any business, firm, corporation, partnership, enterprise or organization that through the operation of retail stores, mail-order businesses, health maintenance organizations, hospitals or any other entity in which prescription drugs are sold, competes with the business engaged or hereafter engaged in by Eckerd in any states in which Eckerd or any of its subsidiaries is engaged in business at the time of any such Change in Control, Eckerd may terminate this Agreement upon 90 days' notice to IBMGS-US given no later than 12 months after the effective date of such Change in Control.

"Change in Control" shall mean, in respect of an entity or group of entities which is not an Eckerd Affiliate, the (1) consolidation or merger of a Party with or into any entity, (2) sale, transfer or other disposition of all or substantially all of the assets of a Party or (3) acquisition by an entity, or group of entities acting in concert, of beneficial ownership of more than 35 percent of the outstanding voting securities or partnership interests of a Party.


ARTICLE 23         TERMINATION FEE.

23.01    Termination for Convenience.

(1) In the event of a termination of this Agreement pursuant to Section 22.01(1) Eckerd shall pay to IBMGS-US on the effective day of such termination (a) an amount equal to the appropriate fee specified in the Supplement (the "Termination Fee") as may be adjusted pursuant to
         Section 23.05, (b) all of IBMGS-US's reasonable and customary relocation expenses incurred for human resource placement up to 50 percent of the number of non-Lexington Data Center full time employees who are relocated from Eckerd Service Locations as a result of such termination, multiplied by $36,000.00, and (c) the VSAT Data Network Termination Charges specified in the Supplement. Upon Eckerd's request, IBMGS-US will annually provide Eckerd with a estimate of such expenses.

(2) In the event of termination pursuant to Section 22.01(1), IBMGS-US will invoice Eckerd (i) for charges set forth in Section 23.01(a) and
         Section 23.01(d), no later than 30 days prior to the effective date of termination, (ii) for charges set forth in Section 23.01(c), on the effective date of termination, and (iii) for charges set forth in
         Section 23.01(b) no later than one year after the effective date of termination, each such invoice to be due and payable within 40 days of receipt. The Parties agree that (i), (ii) and (iii) are Eckerd's sole and exclusive liability for such termination.

(3) In the event that Eckerd elects to terminate the VSAT Data Network Services under this Agreement in its entirety pursuant to Section 22.01(2), Eckerd shall pay to IBMGS-US on the effective day of such termination an amount equal to the fee specified in the Supplement for termination of the VSAT Data Network (the "VSAT Termination Fee"), minus any VSAT Per Store Termination Charges paid by Eckerd pursuant to
         Section 3.14(c), and Eckerd shall receive all right, title and interest in the satellite dish (and related equipment) at the Store(s) which are part of the VSAT Data Network on the effective date of such termination on an "As-Is", "Where-Is" basis, after which Eckerd may, at its option, deinstall or relocate any such satellite dish (and related equipment).

23.02    Technology Improvements.

In the event of a termination pursuant to Section 17.17, Eckerd shall pay a termination fee of $14,000,000 on the effective date of such termination.

23.03    No Additional Fees.

In the event of a termination pursuant to Section 22.01(1) or Section 22.01(2), Eckerd shall not pay to IBMGS-US any fees or charges other than the applicable Termination Fee set forth in the Supplement and other charges related to termination as set forth in Section 23.01 except charges otherwise payable under this Agreement and any charges payable pursuant to Article 24.

23.04    Termination for Change of Control.

In the event of termination of this Agreement pursuant to Section 22.07 as a result of a Change in Control of Eckerd, Eckerd shall pay IBMGS-US on the effective date of such termination (a) an amount equal to the appropriate fee specified in the Supplement as may be adjusted pursuant to Section 23.05, (b) all of IBMGS-US's reasonable and customary relocation expenses incurred for human resource placement up to 50 percent of the number of non-Lexington Data Center full time employees who are relocated from Eckerd Service Locations as a result of such termination, multiplied by $36,000.00, and (c) the VSAT Data Network Termination Charges specified in the Supplement. Upon Eckerd's request, IBMGS-US will annually provide Eckerd with a estimate of such expenses.

In the event of  termination  of this  Agreement  by Eckerd  pursuant to Section
22.07 as a result of a Change in Control of IBMGS-US on the effective date of such termination (a) an amount equal to the appropriate fee specified in the Supplement as may be adjusted pursuant to Section 23.05, and (b) the VSAT Data Network Termination Charges specified in the Supplement. Upon Eckerd's request, IBMGS-US will annually provide Eckerd with a estimate of such expenses.

23.05    Proration.

Any Termination Fee will be prorated according to the following formula:

[{(A-B) / 12 months) x C] + B = Prorated Termination Fee where:

A = the Termination Fee specified in the Supplement for the Contract Year in which termination is effective;

B = the Termination Fee specified in the Supplement for the Contract Year after the Contract Year in which termination is effective; and

C = the number of months remaining during the Contract Year in which termination is effective.


ARTICLE 24         TERMINATION ASSISTANCE.

Upon the expiration of this Agreement or the termination of this Agreement for any reason, IBMGS-US shall, upon request by Eckerd (1) cooperate with Eckerd in effecting the orderly transfer of the Services to a third party or the resumption of the Services by Eckerd and (2) perform such services as may be requested by Eckerd in connection with the transfer of the Services to a third party or the resumption of the Services by Eckerd (the "Termination Assistance Services"). The Termination Assistance Services shall be provided for up to 180 days after the expiration of this Agreement or termination of this Agreement for any reason (the "Termination Assistance Period"). As part of the Termination Assistance Services, IBMGS-US shall (a) freeze all non-critical Systems changes,
(b) notify all third party  vendors of  procedures  to be  following  during the
Termination  Assistance  Period,  (c) review all  Systems  libraries  (tests and production) with, the new service provider and Eckerd, (d) assist in establishing naming conventions for the new production site, (e) analyze space required for the databases and Systems libraries (f) generate and deliver to Eckerd a tape and computer listing of the source code for the Developed Software in a form reasonably requested by Eckerd, (g) unload the production and test databases, (h) deliver tapes or other media requested by Eckerd of production databases (and test content listings) to the new operations staff, (i) assist with the loading of the databases, (j) assist with the communications network turnover and (k) assist in the execution of a parallel operation and user acceptance testing until the effective date of termination or expiration. After the expiration of the Termination Assistance Period, IBMGS-US shall (i) answer questions regarding the Services on an "as needed" basis and (ii) deliver to Eckerd any remaining Eckerd-owned reports and documentation still in IBMGS-US's possession. If, in conjunction with the Termination Assistance Services, Eckerd requests that IBMGS-US perform New Services, IBMGS-US shall provide and Eckerd shall pay IBMGS-US for such New Services during the Termination Assistance Period the lesser of (x) IBMGS-US's then-current rate for such New Services or
(y) the charges for such New Services set forth in the applicable New Services Work Order.


ARTICLE 25         INDEMNITIES.

25.01    Indemnity by Eckerd.

Eckerd shall indemnify IBMGS-US from, and defend IBMGS-US against, any liability or expenses (including attorneys' fees) arising out of or relating to (1) any claim that the Eckerd Software, the Eckerd Machines or any other equipment, systems, products or other resources or items provided to IBMGS-US by Eckerd infringe upon the proprietary rights of any third party (except as may have been caused by a modification by IBMGS-US or Eckerd's combination, operation or use with devices, data or programs not furnished by Eckerd), (2) any claim by a third party arising out of or relating to Eckerd's use of the Systems or receipt of the Services (except as may arise pursuant to Section 25.02), (3) any duties or obligations accruing prior to the Commencement Date by Eckerd arising out of or in connection with any agreements relating to the Eckerd Resources, (4) the inaccuracy or untruthfulness of any warranty made by Eckerd under this Agreement, (5) any amounts, including taxes, interest and penalties, assessed against IBMGS-US which are obligations of Eckerd pursuant to Section 17.08, (6)
(a) a violation of Federal state or other laws in regulations for the protection of persons or members of a protected class or category of persons by Eckerd or its employees, subcontractors or agents, (b) sexual discrimination or harassment by Eckerd or its employees, subcontractors or agents, (c) work-related injury except as may be covered by IBMGS-US's workers compensation or death caused by Eckerd, (d) accrued employee benefits not expressly retained by IBMGS-US and (e) any other aspect of the employment relationship or the termination of the employment relationship (including claims for breach of an expressed or implied contract of employment) relating to Eckerd's performance under this Agreement and (7) the failure to pay any taxes, charges, levies or assessments owed by Eckerd pursuant to Section 17.08.

25.02    Indemnity by IBMGS-US.

IBMGS-US shall indemnify Eckerd from, and defend Eckerd against, any liability or expenses (including attorneys' fees) arising out of or relating to (1) any claim that the Services, the Developed Software, the IBMGS-US Software, the IBMGS-US Machines, any modifications to Eckerd Software performed by IBMGS-US or any other equipment, systems, products or other resources or items provided to Eckerd by IBMGS-US infringe upon the proprietary rights of any third party (except as may have been caused by a modification by Eckerd or Eckerd's combination, operation or use with devices, data or programs furnished by Eckerd), (2) any claim by a third party in respect of services or systems provided by IBMGS-US to a third party, (3) any duties or obligations accruing on or after the Commencement Date arising out of or in connection with any agreements relating to the Eckerd Resources, (4) the inaccuracy or untruthfulness of any representative or warranty made by IBMGS-US under this Agreement, (5) any amounts, including taxes, interest and penalties, assessed against Eckerd which are obligations of IBMGS-US pursuant to Section 17.08, (6) IBMGS-US's failure to provide data to any entity that purchases data from Eckerd (up to $80,000 per occurrence of such failure), (7) IBMGS-US's failure to obtain the IBMGS-US Consents, (8) (a) a violation of Federal, state or other laws in regulations for the protection of persons or members of a protected class or category of persons by IBMGS-US or its employees, subcontractors or agents, (b) sexual discrimination or harassment by IBMGS-US or its employees, subcontractors or agents, (c) work-related injury except as nay be covered by Eckerd's workers compensation or death caused by IBMGS-US, (d) accrued employee benefits not expressly retained by Eckerd and (e) any other aspect of the employment relationship or the termination of the employment relationship (including claims for breach of an expressed or implied contract of employment), (9) any claim arising-out of or relating to IBMGS-US's obligations with respect to the Eckerd Leased Assets, the Eckerd Services Contracts and the Eckerd Third Party Software Licenses, (10) IBMGS-US's failure to pay the amounts specified in Section 10.06 and (11) the failure to pay any taxes, charges, levies or assessments owed by IBMGS-US pursuant to Section 17.08.

25.03    Indemnity and Contribution.

Each Party shall contribute to the amount paid or payable by the other Party for any and all losses for which such Party is legally liable and in proportion to such Party's comparative fault in causing such losses, arising in favor of any person, corporation or other entity, including the parties, their employees, contractors and agents, on account of personal injuries, death or damage to tangible personal or real property in any way incident to, or in connection with or arising out of (1) this Agreement, (2) the Services, (3) the presence of such Party, its employees, contractors or agents on the premises of the other Party or (4) the act or omission of such Party, its employees, contractors or agents.

25.04    Indemnification Procedures.

If any civil, criminal, administrative or investigative action or proceeding (each, a "Claim") is commenced against any Party entitled to indemnifications under Section 25.01, Section 25.02 or Section 25.03 (an "Indemnified Party") notice thereof shall be given to the Party that is obligated to provide indemnification (the "Indemnifying Party") as promptly as practicable. After such notice, if the Indemnifying Party shall acknowledge in writing to such Indemnified Party that this Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice delivered to the Indemnified Party not less than 10 days prior to the date on which a response to such Claim is due, to take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such Claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such Claim and any appeal arising therefrom. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that Claim. If the Indemnifying Party does not assume full control over the defense of a Claim subject to such defense as provided in this Section 25.04, the Indemnifying Party may participate in such defense, at its sole cost and expense, and the-Indemnified Party shall have the right to defend the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.


ARTICLE 26         DAMAGES.

26.01    Consequential Damages.

Neither Party shall be liable for any indirect, special or consequential damages or lost profits arising out of or relating to such Party's performance under this Agreement.

26.02    Credits.

In the event IBMGS-US fails to provide the Services in accordance with the Performance Standards, IBMGS-US shall incur charges according to the schedule set forth in Schedule E (each, a "Credit"; collectively, the "Credits") against the Fees owed to IBMGS-US in respect of the month following the month in which the Credit(s) was (were) incurred. If the Credits exceed (1) one third of the monthly charge (as determined pursuant to the formula in Schedule E) for any calendar month or (2) two-thirds of the monthly charge (as determined pursuant to the formula in Schedule E) in any 90-day period during the Term, then Eckerd may upon notice to IBMGS-US, terminate this Agreement.

26.03    Limitation of Direct Damages.

In the event one Party shall be liable to the other Party for direct damages arising out of or relating to such Party's performance under this Agreement, such Party may recover from the other Party its direct damages up to an amount not to exceed $40,000,000 in the aggregate (the "Direct Damages Cap").

26.04    Exclusion.

The limitations set forth in Section 26. 01, Section 26.02 and Section 26.03 are not applicable to (1) any breach of Article 19, (2) the failure of Eckerd to make payments due under this Agreement, (3) indemnification claims as set forth in Article 25 (except Section 25.01(4), Section 25.02(4) and Section 25.02(6) or
(4) the gross negligence or willful misconduct of either Party; provided, however, that a Party's liability for damages relating to the exclusions set forth in this Section 26.04 shall not exceed $100,000,000.

26.05    Remedies.

In the event IBMGS-US fails to provide the Services in accordance with the Performance Standards, Eckerd may, at its option, (1) seek all remedies available to it under the law, subject to the limitations specified in Section 26.01, Section 26.03 and Section 26.04 or (2) recover as liquidated damages the Credit(s). If Eckerd elects to recover Credit(s), Eckerd's recovery of Credit(s) shall constitute acknowledgment by Eckerd of full satisfaction of any claim by Eckerd (except with respect to the right to termination described in Section 22.02, Section 22.03 or Section 26.02) that IBMGS-US has breached its obligation under this Agreement with respect to such event or set of events giving rise to the Credit(s).


ARTICLE 27         MISCELLANEOUS.

27.01    Assignment.

Neither Party may assign this Agreement, without the consent of the other Party; provided, however, that either Party may, upon notice to the other Party, assign this Agreement, without the other Party's consent, to any subsidiary or Affiliate of such Party, or pursuant to a corporate reorganization or sale of substantially all of the assets of such Party. Any assignment in contravention of this Section 27.01 shall be void.

27.02    Notices.

All notices, requests, approvals and consents and other communications required or permitted under this Agreement shall be in writing and shall be sent by telecopy to the telecopy number specified below. A copy of any such notice shall also be personally delivered or sent by (1) first class U.S. Mail, registered or certified, return receipt requested, postage pre-paid or (2) U.S. Express Mail, Federal Express, or other, similar overnight bonded mail delivery services.

                  In the case of IBMGS-US:
                  c/o Eckerd Corporation
                  8333 Bryan Dairy Road
                  Largo, Florida 33777
                  Attn:  IBMGS-US Project Executive
                  Facsimile No.:  (813) 395-6403

For termination, with a copy to:

                  IBMGS-US
                  Route I 00
                  Somers, NY 10589
                  Attn:  General Counsel
                  Facsimile No.:  (914) 766-8444

In the case of Eckerd:

                  Eckerd Corporation
                  8333 Bryan Dairy Road
                  Largo, Florida 33777
                  Attn: Eckerd Senior Vice President - Information Technology Facsimile No.: (813) 395-6403

With a copy to:

                  Eckerd Corporation
                  8333 Bryan Dairy Road
                  Largo, Florida 33777
                  Attn:  General Counsel
                  Facsimile No.:  (813) 395-6468

                  Either Party may change its address or telecopy number for purposes of notice by giving the other Party notice of the new address or telecopy number and the date upon which it will become effective.

27.03    Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties.

27.04    Headings.

The article and section headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

27.05    Relationship.

Except as otherwise provided in Section 10.03 and Section 10.08. the performance by IBMGS-US of its duties and obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency relationship between IBMGS-US and Eckerd, nor shall this Agreement be deemed to constitute a joint venture or partnership between the Parties.

27.06    Consents, Approvals and Requests.

Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld and each Party shall make only reasonable requests under this Agreement.

27.07    Severability.

If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect.

27.08    Waiver.

No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

27.09    Publicity.

Each Party shall (1) submit to the other all advertising, written sales promotion, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied and (2) not publish or use such advertising, sales promotion, press releases or publicity matters without the other Party's consent; provided, however, that either Party may include the other Party's name and a factual description of the work performed under this Agreement on employee bulletin boards, in its list of references and in the experience section of proposals to third parties, in internal business planning documents and in its Annual Report to stockholders, and whenever required by reason of legal, accounting or regulatory requirements.

27.10    Entire Agreement.

This Agreement, the Schedules and the Supplement, which are hereby incorporated by reference into this Agreement, is the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings or agreements between the parties subject matter.

27.11    Amendments.

No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, change, waiver or discharge is sought to be enforced.

27.12    Governing Law.

This Agreement shall be governed by the laws of the State of Florida.

27.13    Survival.

The terms of Article 13, Article 19, Article 20, Article 24, Article 25, Article 26, Section 8.08, Section 12.01, Section 12.02, Section 12.03, Section 14.01,
Section 14.03,  Section 16.02,  Section  21.02,  Section 22.05,  Section 23. 01,
Section 27.09, Section 27.12, this Section 27.13, Section 27.14, Section 27.16 and Section 27.17 shall survive the expiration of this Agreement or termination of this Agreement for any reason.

27.14    Third Party Beneficiaries.

Each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than Eckerd and IBMGS-US.

27.15    Insurance.

During the Term, IBMGS-US shall maintain insurance of the following types and in the following amounts: (1) statutory workmen's compensation in accordance with all Federal, state and local requirements and (2) comprehensive general public liability (including contractual liability insurance) in an amount not less than $2,000,000. All insurance polices obtained or maintained by IBMGS-US pursuant to this Agreement shall name Eckerd as an additional insured, IBMGS-US shall not cancel (or permit any lapse) under any such insurance policy. Each insurance policy shall contain the agreement of the insurer that the insurer shall not cancel such policy without 30 days' notice to Eckerd. IBMGS-US shall deliver to Eckerd a certificate of insurance evidencing the above insurance coverage prior to the Commencement Date.

27.16    Covenant of Further Assurances.

Eckerd and IBMGS-US covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of Eckerd and IBMGS-US will execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement.

27.17    Hiring of Employees.

Eckerd may offer employment to and employ any non-Lexington Data Center IBMGS-US employees upon the expiration or the termination of this Agreement for any reason. The effective date of hire with Eckerd of these IBMGS-US employees shall not be prior to the expiration or termination of this Agreement. In the event this Agreement is extended pursuant to Article 2, Eckerd offers to such employees must remain valid during any Extension Period and shall become effective after expiration of such Extension Period. Eckerd may at any time directly or indirectly solicit and hire any employee of IBMGS-US after such employee is dismissed by IBMGS-US or terminates his or her employment with IBMGS-US without the intention of accepting employment from Eckerd. In addition, Eckerd may at any time hire any IBMGS-US employee that responds to an indirect solicitation (e.g., through a newspaper, magazine or trade journal advertisement). IBMGS-US shall not transfer or relocate any IBMGS-US employee to whom Eckerd has made an offer pursuant to this Section 27.17 until such IBMGS-US employee has rejected Eckerd's offer of employment or Eckerd has withdrawn such offer of employment. In the event of the expiration of this Agreement or the termination of this Agreement pursuant to Section 22.0l(l), any offers by Eckerd must be made no later than 120 days prior to the effective date of such expiration or termination. In addition, IBMGS-US shall not directly solicit such employees prior to 120 days prior to the effective date of expiration or termination of this Agreement pursuant to Section 22.01(1). In any event, the IBMGS-US employees who have been made offers by Eckerd must either accept or reject such offers within 10 days of such offer. IBMGS-US shall not directly solicit any Eckerd employees during the Term and for one year after the expiration of this Agreement or termination of this Agreement for any reason.

27.18    EDI.

IBMGS-US shall not resell any of the EDI Services provided from an Eckerd Service Location or use such EDI services to provide services to a third party.

27.19    Construction.

The word "including" shall mean "including, without limitation," throughout this Agreement.

27.20    Interpretation of Documents.

In the event of a conflict between this Agreement and the terms and conditions of the Schedules, the terms of this Agreement shall prevail.


IN WITNESS WHEREOF, IBMGS-US and Eckerd have each caused this Agreement to be signed and delivered by its duly authorized representative.



ECKERD CORPORATION



By: /s/ Kenneth G. Petersen
    Vice President - Information Technology


IBM GLOBAL SERVICES US DIVISION OF INTERNATIONAL
  BUSINESS MACHINES CORPORATION


By: /s/ Mario J. Naranjo
    Senior Project Executive